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Exhibit (a)(1)(A)

Offer to Purchase for Cash by
Brookfield Property REIT Inc.
of
Up to $95,000,000 in Value of Shares of its Class A Stock
At a Purchase Price of Not Greater Than $21.00 Nor Less Than $19.00 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON MARCH 25, 2019, UNLESS THE OFFER IS EXTENDED OR
WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED,
THE "EXPIRATION DATE").

        Brookfield Property REIT Inc., a Delaware corporation that has elected to be taxed as a real estate investment trust (a "REIT") for U.S. federal income tax purposes (the "Company", "we", or "us"), hereby offers to purchase for cash up to $95,000,000 in value of shares of its Class A Stock, par value $0.01 per share ("Class A Stock"), at a price per share specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the "Offer".

        The Offer will expire at 5:00 p.m., New York City time, on March 25, 2019, unless the Offer is extended or withdrawn. You may tender all or a portion of your shares of Class A Stock. You also may choose not to tender any of your shares of Class A Stock. To tender your shares of Class A Stock, you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Class A Stock, described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        The Class A Stock is listed and traded on the NASDAQ Stock Market Inc.'s Global Select Market ("NASDAQ") under the symbol "BPR". On February 6, 2019, the last full trading day before we announced the Offer, the last reported sale price of our Class A Stock on NASDAQ was $18.69 per share. You should obtain current market quotations for the Class A Stock before deciding whether and at what price or prices to participate in the Offer.

        Promptly after the Expiration Date, we will, on the terms and subject to the conditions described in the Offer, determine a single price per share of Class A Stock (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share of Class A Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn). We will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but we will not purchase any shares of Class A Stock tendered above the Purchase Price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn.

        Only shares of Class A Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Class A Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 4, "Withdrawal Rights".

        We will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer. If any shares of Class A Stock tendered are not purchased for any reason, the Letter of Transmittal with respect to such shares of Class A Stock not purchased will be of no force or effect and shares of Class A Stock tendered through the Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system (pursuant to Section 3, "Procedures for Tendering Shares of Class A Stock") will be credited at our expense to the account maintained with DTC by the participant who delivered the shares of Class A Stock.

        On January 31, 2019, there were 103,723,170 shares of Class A Stock issued and outstanding. At the maximum Purchase Price of $21.00 per share of Class A Stock, we could purchase 4,523,809 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.36% of our issued and outstanding shares of Class A Stock as of January 31, 2019. At the minimum Purchase Price of $19.00 per share of Class A Stock, we could purchase 5,000,000 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.82% of our issued and outstanding shares as of January 31, 2019. Since we will be unable to determine the Purchase Price until after the Expiration Date, we will not determine the exact number of shares of Class A Stock that we will purchase until after the Expiration Date. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

        None of Brookfield Property Partners L.P. ("BPY") and its affiliates beneficially own shares of Class A Stock, except for Brookfield Asset Management Inc. ("Brookfield Asset Management"), which beneficially owns 6,751,047 shares of Class A Stock. None of BPY and its affiliates will participate in the Offer. BPY and its affiliates have control over the Company through their voting power and their voting power will increase in connection with the Company's purchase of any tendered shares of Class A Stock.

        Subject to the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any shares of Class A Stock, subject to the restrictions below, (b) to change the Purchase Price range and/or to increase or decrease the value of shares of Class A Stock sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) if any condition specified in Section 6, "Conditions of the Offer", is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any shares of Class A Stock for payment. In accordance with the rules of the SEC, we may increase the number of shares of Class A Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Class A Stock without amending or extending the Offer. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Class A Stock", Section 4, "Withdrawal Rights", and Section 14, "Extension of the Offer; Termination; Amendment".

        The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Class A Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer".

        We intend to fund the Purchase Price for shares of Class A Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under our existing credit facility (the "Credit Facility"). See Section 8, "Source and Amount of Funds".

        THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD OF DIRECTORS") HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, THE BOARD OF DIRECTORS, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF CLASS A STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES OF CLASS A STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF CLASS A STOCK, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER; PLANS OR PROPOSALS". YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

        IF YOUR TENDERED SHARES OF CLASS A STOCK ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS"), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES OF CLASS A STOCK WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE GENERALLY ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT OR (B) DISTRIBUTION IN RESPECT OF STOCK FROM THE COMPANY TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF THE COMPANY'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME).

        IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS"), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES OF CLASS A STOCK WILL BE SUBJECT TO WITHHOLDING. SEE SECTION 13, "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS". WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER TO PURCHASE.

        NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE OFFER, PASSED UPON THE MERITS OR FAIRNESS OF THE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Questions and requests for assistance may be directed to D.F. King & Co., Inc., the information agent for the Offer (the "Information Agent"), at the telephone number and address set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company's expense. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

Offer to Purchase dated February 11, 2019

 IMPORTANT

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF CLASS A STOCK IN THE OFFER OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES OF CLASS A STOCK IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT.

        THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK. YOU MAY ALSO CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF CLASS A STOCK.

        If you want to tender all or a portion of your shares of Class A Stock, you must do one of the following prior to the Expiration Date, or any later time and date to which the Offer may be extended, or any other earlier time and date as your broker, dealer, commercial bank, trust company or other nominee may require:

  •
  Holders whose shares of Class A Stock are Held by Brokers:  if your shares of Class A Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee at the commencement of the Offer, or transferred while the Offer is open, contact such nominee and have it tender your shares for you according to the procedures described in Section 3, "Procedures for Tendering Shares of Class A Stock";

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  Registered Holders:  if you hold shares of Class A Stock in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal) according to its instructions and deliver it (by regular mail or overnight courier), together with any required signature guarantees and any other documents required by the Letter of Transmittal, to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the "Depositary"), at the address shown on the Letter of Transmittal; or

  •
  DTC Participants:  if you are an institution participating in DTC, tender your shares of Class A Stock according to the procedure for book-entry transfer through DTC's ATOP system described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee and/or your financial advisor to determine the status of your account and the best way to tender your shares of Class A Stock. If you have any questions related to how that status impacts how you may tender your shares of Class A Stock, please contact the Information Agent,

D.F. King & Co., Inc., at 1-888-541-9895. If you have any questions related to the status of the shares of Class A Stock in your book-entry account, or need to confirm the number of shares of Class A Stock held in your book-entry account, please call the Company's transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449 or contact your financial advisor.

        Notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit a written notice of withdrawal in connection with the withdrawal of any tender submitted through DTC's ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC's ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

        If you want to tender your shares of Class A Stock but you cannot comply with the procedure for book-entry transfer through DTC's ATOP system by the Expiration Date or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, you may still tender your shares of Class A Stock if you comply with the guaranteed delivery procedure described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        Stockholders properly tendering shares of Class A Stock at $19.00 per share (the minimum Purchase Price pursuant to the Offer) can reasonably expect to have at least a portion of such shares of Class A Stock purchased at the Purchase Price if any shares of Class A Stock are purchased pursuant to the Offer (subject to the provisions relating to "odd lot" priority and proration).

        This Offer is made only for shares of Class A Stock and is not made for (i) any shares of Series B Preferred Stock and Class B-1 Stock, par value $0.01 per share, of the Company (collectively, "Class B Stock"), (ii) any shares of Class C Stock, par value $0.01 per share, of the Company ("Class C Stock"), (iii) any shares of Series A Preferred Stock, par value $0.01 per share, of the Company ("Series A Preferred Stock"), or (v) any securities, including limited partnership units, of our operating partnership, BPR OP, LP (the "Operating Partnership"), and tenders of any such securities of the Company or the Operating Partnership will not be accepted. See Section 3, "Procedures for Tendering Shares of Class A Stock".

        In addition, and for greater clarity, the Offer is not for any limited partnership units of BPY ("BPY Units"). A concurrent offer is being made by BPY to purchase BPY Units. Information with respect to such offer can be found under BPY's profile at www.sec.gov/edgar.

        You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase. Section 3, "Procedures for Tendering Shares of Class Stock".

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Class A Stock pursuant to the Offer is not in compliance with any applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

v

 SUMMARY TERM SHEET

        We are providing this summary term sheet for your convenience and it is qualified in its entirety by references to the full text and more specific details of the Offer described elsewhere in this Offer to Purchase. To understand the Offer fully, and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal and any amendments or supplements thereto. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my shares of Class A Stock?

        Brookfield Property REIT Inc., which we refer to as the "Company", "we", or "us".

What is the purpose of the Offer?

        In considering the Offer, the Board of Directors reviewed, with the assistance of management and our advisors, our results of operations, current liquidity (or cash) position, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors the Board of Directors deemed relevant. Following such review, the Board of Directors determined that the Offer is a prudent use of our financial resources.

        The purpose of this offering is to maintain your ability to convert your shares of Class A Stock into BPY Units on a one-for-one basis in light of the concurrent offering being made by BPY to purchase BPY Units. Pursuant to the Charter, no adjustment to the conversion factor will be made so long as both offers are concurrent and comparable, in all material respects. The Purchase Price for shares of Class A Stock may differ from the purchase price for BPY Units determined in connection with BPY's concurrent offer. See "—Will the Offer impact my ability to convert my shares of Class A Stock into BPY Units or the applicable conversion factor?" and Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals".

        The Offer provides stockholders with an efficient way to sell their shares of Class A Stock without incurring most broker's fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Class A Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Class A Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Class A Stock. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals". Furthermore, any Odd Lot Holder (as defined herein) will avoid any applicable "odd lot" discounts that might otherwise be payable on sales of such holder's shares if they are tendered and accepted for payment pursuant to the Offer.

What will be the purchase price for the shares of Class A Stock and what will be the form of payment?

        We are conducting the Offer through a procedure commonly called a modified "Dutch auction". This procedure allows a stockholder to select the price within a price range specified by us at which such stockholder is willing to sell its shares of Class A Stock to us. Accordingly, we are offering to purchase for cash up to $95,000,000 in value of shares of our Class A Stock, par value $0.01 per share (the "Class A Stock"), at a price per share specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase and the related Letter of Transmittal, which, together with any amendments or supplements thereto, collectively constitute the "Offer". Promptly after 5:00 p.m., New York City time, on March 25, 2019, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the "Expiration Date"), we will, on the terms and subject to the conditions described in the

Offer, determine a single price per share of Class A Stock (the "Purchase Price"), which will be not greater than $21.00 nor less than $19.00 per share, that we will pay, subject to "odd lot" priority and proration provisions, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders.

        The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn).

        We will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but we will not purchase any shares of Class A Stock tendered above the Purchase Price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn.

        We will publicly announce the Purchase Price promptly after we have determined it. On the terms and subject to the conditions of the Offer (including the proration and "odd lot" provisions), promptly following the Expiration Date, we will pay the Purchase Price in cash, less any applicable withholding taxes and without interest, to all stockholders who have properly tendered (and have not properly withdrawn) their shares of Class A Stock at prices equal to or less than the Purchase Price. See Section 1 "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

        We will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer.

How many shares of Class A Stock is the Company offering to purchase?

        We are offering to purchase, at the Purchase Price, shares of Class A Stock properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $95,000,000. At the maximum Purchase Price of $21.00 per share of Class A Stock, we could purchase 4,523,809 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.36% of our issued and outstanding shares of Class A Stock as of January 31, 2019. At the minimum Purchase Price of $19.00 per share of Class A Stock, we could purchase 5,000,000 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.82% of our issued and outstanding shares as of January 31, 2019. Since we will be unable to determine the Purchase Price until after the Expiration Date, we will not determine the exact number of shares of Class A Stock that we will purchase until after the Expiration Date. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

        We expressly reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of shares of Class A Stock sought in the Offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), we may increase the number of shares of Class A Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Class A Stock without amending or extending the Offer. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

How was the price range under the Offer determined?

        We determined the price range under the Offer based on consultations among our management, our advisors and the Board of Directors. Based on such consultations, we arrived at the price range of $19.00 to $21.00 per share of Class A Stock, which we believe is a range within which our stockholders might sell their shares to the Company and within which we can prudently effect repurchases for the benefit of the Company on behalf of its stockholders. The actual value and trading price of the Class A Stock may be lower or higher than the range at which we are offering to purchase shares of Class A Stock.

        Stockholders are urged to obtain current market quotations for the shares of Class A Stock before deciding whether and at what price or prices to tender their shares. See Section 7, "Price Range of Shares of Class A Stock; Dividends".

What happens if shares of Class A Stock with an aggregate purchase price of more than $95,000,000 are tendered in the Offer?

        If all conditions described in Section 6, "Conditions of the Offer" have been satisfied or waived and shares having an aggregate purchase price in excess of $95,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, we will purchase shares of Class A Stock in the following order of priority:

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  first, all shares owned beneficially or of record by an Odd Lot Holder (as defined herein) who properly tenders all of such shares of Class A Stock at or below the Purchase Price and does not properly withdraw them prior to the Expiration Date (partial tenders will not qualify for this preference), and completes, or whose broker, dealer commercial bank, trust company or other nominee completes, the section captioned "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

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  second, after the purchase of all of the shares properly tendered at or below the Purchase Price by Odd Lot Holders, all other shares of Class A Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Class A Stock, until we have purchased shares of Class A Stock resulting in an aggregate purchase price of $95,000,000.

        Therefore, it is possible that we will not purchase all of the shares of Class A Stock you tender even if you tender them at or below the Purchase Price. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 4, "Withdrawal Rights".

If I own fewer than 100 shares of Class A Stock and I tender all of my shares of Class A Stock, will I be subject to proration?

        If you own, beneficially or of record, fewer than 100 shares of Class A Stock in the aggregate, you properly tender and do not properly withdraw all of these shares of Class A Stock at or below the Purchase Price prior to the Expiration Date, you complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below), and if applicable, in the Notice of Guaranteed Delivery, and all conditions to the Offer are satisfied or waived, we will purchase all of your shares of Class A Stock without subjecting them to proration (unless the aggregate purchase price for all shares validly tendered and not validly withdrawn prior to the Expiration Date by Odd Lot Holders would be more than $95,000,000). See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

When and how will the Company pay for my tendered shares of Class A Stock that are accepted for payment pursuant to the Offer?

        We will publicly announce the preliminary results of the Offer, including the Purchase Price and any expected proration, promptly after the Expiration Date, and we will publicly announce the final results of the Offer promptly after they are determined. In the event of proration, the Paying Agent (as defined below) will determine the proration factor and pay for those tendered shares of Class A Stock accepted for payment promptly after the final results are determined.

        We intend to pay for shares of Class A Stock accepted pursuant to the Offer by depositing the aggregate Purchase Price in cash, less any applicable withholding taxes and without interest, with American Stock Transfer & Trust Company, LLC, the paying agent for the Offer (the "Paying Agent"), which will act as your agent for the purpose of receiving payments from the Company and transmitting such payments to you. In all cases, payment for shares of Class A Stock tendered and accepted for payment pursuant to the Offer will be made only after (a) timely receipt by the Depositary, of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures, and (b) solely with respect to tenders through the ATOP procedures of DTC, a timely confirmation of the book-entry transfer of the shares of Class A Stock into the Paying Agent's account at DTC. See Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 5, "Purchase of Shares of Class A Stock and Payment of Purchase Price".

        We intend to fund the Purchase Price for shares of Class A Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under our existing credit facility (the "Credit Facility"). See Section 8, "Source and Amount of Funds".

How long do I have to tender my shares of Class A Stock?

        You may tender your shares of Class A Stock until the Offer expires on the Expiration Date. If a broker, dealer, commercial bank, trust company or other nominee holds your shares of Class A Stock, it likely has an earlier deadline for you to act to instruct it to accept the Offer on your behalf. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to confirm any earlier deadline. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", and Section 3, "Procedures for Tendering Shares of Class A Stock".

Are there any conditions to the offer?

        Yes. The Offer is subject to a number of conditions, such as the absence of court and governmental action prohibiting the Offer and changes in market and general economic conditions that, in our judgment, are or may be materially adverse to us, as well as certain other conditions that in each case must be satisfied or waived by us on or prior to the Expiration Date. The Offer is subject to these conditions, among others, which are described in greater detail in Section 6, "Conditions of the Offer". Each of these conditions is for our sole benefit and may be asserted or waived by the Company, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. The Offer is not conditioned on the receipt of financing or any minimum number of shares of Class A Stock being tendered.

How do I tender my shares of Class A Stock?

        If you want to tender all or a portion of your shares of Class A Stock, you must do one of the following prior to the Expiration Date or any later time and date to which the Offer may be extended, or any other earlier time and date as your broker, dealer, commercial bank, trust company or other nominee may require:

  •
  Holders whose Shares of Class A Stock are Held by Brokers:  if your shares of Class A Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee at the commencement of the Offer, or transferred while the Offer is open, contact such nominee and have it tender your shares for you according to the procedures described in Section 3, "Procedures for Tendering Shares of Class A Stock";

  •
  Registered Holders:  if you hold shares of Class A Stock in book-entry form as a registered holder in your own name, complete and sign a Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal) according to its instructions and deliver it (by regular mail or overnight courier), together with any required signature guarantees and any other documents required by the Letter of Transmittal to the Depositary at the address shown on the Letter of Transmittal; or

  •
  DTC Participants:  if you are an institution participating in DTC, tender your shares of Class A Stock according to the procedure for book-entry transfer through DTC's ATOP system described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        We recommend that you consult your broker, dealer, commercial bank, trust company or other nominee and/or your financial advisor to determine the status of your account and the best way to tender your shares of Class A Stock. If you have any questions related to how that status impacts how you may tender your shares of Class A Stock, please contact the Information Agent, D.F. King & Co., Inc., at 1-888-541-9895. If you have any questions related to the status of the shares of Class A Stock in your book-entry account, or need to confirm the number of shares of Class A Stock held in your book-entry account, please call the Company's transfer agent, American Stock Transfer & Trust Company, LLC, at 1-800-937-5449 or contact your financial advisor.

        If you want to tender your shares of Class A Stock but you cannot comply with the procedure for book-entry transfer through DTC's ATOP system by the Expiration Date or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, you may still tender your shares of Class A Stock if you comply with the guaranteed delivery procedures described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        You may contact the Information Agent or your broker, dealer, commercial bank, trust company or other nominee for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase.

        The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholders. Shares of Class A Stock will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK, YOU MUST DELIVER THE LETTER OF TRANSMITTAL, OR AN AGENT'S MESSAGE (AS DEFINED HEREIN) IN LIEU OF THE LETTER OF TRANSMITTAL, AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE COMPANY, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

        See Section 3, "Procedures for Tendering Shares of Class A Stock" and the Instructions to the Letter of Transmittal.

How do holders of shares of restricted stock participate in the Offer?

        Holders of restricted shares of Class A Stock may not tender such restricted shares of Class A Stock in the Offer unless and until such restrictions on such shares have lapsed. If any such restrictions on such shares lapse prior to the Expiration Date, the holder may tender those shares in the Offer in accordance with the same procedures described in this Offer to Purchase for tendering any other shares of Class A Stock. See Section 3, "Procedures for Tendering Shares of Class A Stock".

May holders of other securities of the Company or the Operating Partnership participate in the Offer?

        No. This Offer is made only for shares of Class A Stock and is not made for (i) any shares of Class B Stock, (ii) any shares of Class C Stock, (iii) any shares of Series A Preferred Stock, or (v) any securities, including limited partnership units, of our Operating Partnership, and tenders of any such securities of the Company or the Operating Partnership will not be accepted. See Section 3, "Procedures for Tendering Shares of Class A Stock".

Can I tender part of my shares of Class A Stock at different prices?

        Yes. You can elect to tender your shares of Class A Stock in separate lots at a different price for each lot. However, you cannot tender the same shares of Class A Stock at different prices. If you tender some of your shares of Class A Stock at one price and other shares of your Class A Stock at another price, you must use a separate Letter of Transmittal for each lot you tender. See Section 3, "Procedures for Tendering Shares of Class A Stock".

May I tender only a portion of the shares of Class A Stock that I hold?

        Yes. You do not have to tender all of the shares of Class A Stock that you own to participate in the Offer.

What will happen if I do not tender my shares of Class A Stock?

        Stockholders who do not participate in the Offer and stockholders who retain an equity interest in the Company as a result of a partial tender of shares of Class A Stock or proration, will realize a proportionate increase in their relative ownership interest in the Company and thus in its future profits or losses and assets, subject to the Company's right to issue additional shares and other equity securities (and securities exercisable for, or convertible into, equity securities) in the future. The amount of the Company's future cash will be reduced and/or its liabilities increased by the amount paid and expenses incurred in connection with the Offer. See Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals".

Once I have tendered shares of Class A Stock in the Offer, can I withdraw my tender?

        Yes. You may withdraw any shares of Class A Stock you have tendered (i) at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer, (ii) at any time we have not taken up the shares of Class A Stock before actual receipt by the Depositary of a notice of withdrawal in respect of such shares, or (iii) after the expiration of 40 business days from the commencement of the Offer if the Company has not yet accepted tendered shares for payment. See Section 4, "Withdrawal Rights".

How do I withdraw shares of Class A Stock I previously tendered?

        To properly withdraw shares of Class A Stock registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Class A Stock), you must deliver (by regular mail, overnight courier or a manually signed facsimile transmission), prior to the

Expiration Date, a properly completed and duly executed notice of withdrawal with the required information to the Depositary at one of its addresses appearing on the back cover page of this Offer to Purchase, as discussed in more detail in Section 4, "Withdrawal Rights". Some other requirements apply if your shares of Class A Stock have been tendered under the procedure for book-entry transfer through DTC's ATOP system set forth in Section 3, "Procedures for Tendering Shares of Class A Stock". If you have tendered your shares of Class A Stock by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that entity to arrange for the timely withdrawal of your shares of Class A Stock. See Section 4, "Withdrawal Rights". Please be advised that such nominees may have their own deadlines relating to the withdrawal of your shares of Class A Stock that differ from those set out in this Offer to Purchase. We recommend that you contact your nominee to find out its deadline.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

        Yes. We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. If we extend the Offer, we will delay the acceptance of any shares of Class A Stock that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Section 6, "Conditions of the Offer", and Section 14, "Extension of the Offer; Termination; Amendment".

How will I be notified if the Offer is extended, amended or terminated?

        If the Offer is extended, we will issue a press release announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will promptly announce any other amendment to or termination of the Offer by issuing a press release announcing the amendment or termination. See Section 14, "Extension of the Offer; Termination; Amendment".

Has the Board of Directors or the Company adopted a position on the Offer?

        The Board of Directors has approved the Offer. However, none of the Company, the Board of Directors, the Depositary, the Information Agent or any of their respective affiliates has made, or is making, any recommendation to you as to whether to tender or refrain from tendering your shares of Class A Stock or as to the price or prices at which you may choose to tender your shares of Class A Stock. You must make your own decision as to whether to tender your shares of Class A Stock, how many shares to tender and the price or prices at which you may choose to tender them. In doing so, you should read carefully the information in or incorporated by reference into this Offer to Purchase and the related Letter of Transmittal, including Section 2, "Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals". You are urged to discuss your decision with your tax advisor, financial advisor and/or broker, dealer, commercial bank, trust company or other nominee.

Do the Company's directors or executive officers intend to tender their shares of Class A Stock in the Offer?

        Our directors and the executive officers of the Service Providers (as defined below) have advised us that they do not intend to tender any shares of Class A Stock owned by them in the Offer. None of BPY and its affiliates beneficially own shares of Class A Stock, except for Brookfield Asset Management, which beneficially owns 6,751,047 shares of Class A Stock. None of BPY and its affiliates will participate in the Offer. We do not have any knowledge regarding the participation of any other of our affiliates in the Offer. Pursuant to the terms of the Master Services Agreement, dated August 27, 2018, among the Company, Brookfield Asset Management and the other parties thereto, certain affiliates of Brookfield Asset Management (collectively, the "Service Providers"), provide or arrange for other service providers to provide management and administration services to the Company.

Following the Offer, will the Company continue as a public company?

        Yes. We expect that the completion of the Offer in accordance with its terms and conditions will not cause our Class A Stock to be delisted from NASDAQ or to be eligible for deregistration under the Exchange Act. It is a condition of our obligation to purchase shares pursuant to the Offer that, as a result of the consummation of the Offer, there will not be a reasonable likelihood that such purchase will cause the Class A Stock to be delisted from NASDAQ or deregistered under the Exchange Act. See Section 6, "Conditions of the Offer".

What is the recent market price for the shares of Class A Stock?

        On February 6, 2019, the last full trading day before we announced the Offer, the last reported sale price of the Class A Stock on NASDAQ was $18.69 per share. You are urged to obtain current market quotations for the Class A Stock before deciding whether and, if so, at what price or prices, to tender your shares of Class A Stock. See Section 7, "Price Range of the Shares; Dividends".

Will I have to pay brokerage fees and commissions if I tender my shares of Class A Stock?

        If you are a holder of record of your shares of Class A Stock and you tender your shares of Class A Stock directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your shares of Class A Stock through a broker, dealer, commercial bank, trust company or other nominee and that person tenders shares of Class A Stock on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3, "Procedures for Tendering Shares of Class A Stock".

Does the Company intend to repurchase any shares other than pursuant to the Offer during or after the Offer?

        On August 28, 2018, the Board of Directors authorized the repurchase of up to the greater of (i) 5% of the shares of Class A Stock that are issued and outstanding or (ii) 10% of the Class A Stock public float over the 12 months ending August 2019 as market conditions and the Company's liquidity warrant. The Company has made no repurchases as of February 8, 2019 under the share repurchase program. Following the completion of this Offer, we may make additional purchases of shares of Class A Stock in the current fiscal year under the share repurchase program pursuant to open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares and pursuant to Rule 10b5-1 of the Securities Act, from time to time as permitted by applicable securities laws and other legal requirements. When or to what extent we make additional purchases will depend upon, among other things, market conditions, our capital needs, our business and financial condition, and alternative investment opportunities available to us, and there is no assurance that we will conclude such purchases for any or all of the authorized amount. Any such purchases may be made at prices that are higher or lower than the Purchase Price in this Offer. No such additional purchases will be made by us pursuant to the share repurchase program or otherwise during the pendency of the Offer or for at least ten business days following the expiration or termination of the Offer. See Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Class A Stock".

Will the Offer impact my ability to convert my shares of Class A Stock into BPY Units or the applicable conversion factor?

        The Offer will not impact your ability to convert your shares of Class A Stock into BPY Units or the conversion factor set forth under the Third Amended and Restated Certificate of Incorporation of

the Company (the "Charter"). Pursuant to the Charter, no adjustment to the conversion factor will be made in connection with the Offer as BPY is making a concurrent and comparable, in all material respects, offer of BPY Units. Accordingly, you will still be able to convert your shares of Class A Stock into BPY Units on a one-for-one basis. Information with respect to BPY's offer can be found under BPY's profile at www.sec.gov/edgar.

What is the accounting treatment of the Offer?

        The purchase of shares of Class A Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Class A Stock we purchase and a corresponding reduction in our total cash and cash equivalents to the extent the Company uses existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. See Section 3, "Procedures for Tendering Shares of Class A Stock".

What are the material U.S. federal income tax consequences if I tender my shares of Class A Stock?

        The receipt of cash for your tendered shares of Class A Stock will generally be treated for U.S. federal income tax purposes either as (1) a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company taxable as ordinary income to the extent it is out of the Company's earnings and profits (and not designated by us as a capital gain dividend or qualified dividend income). If you are a U.S. holder (as defined in Section 13, "Material U.S. Federal Income Tax Considerations"), you should complete the IRS Form W-9 included as part of the Letter of Transmittal. Any tendering shareholder or other payee who is a U.S. holder (or who fails to establish a status other than that of a U.S. holder) and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or other such form as may be applicable) may be subject to U.S. backup withholding tax. See Section 3, "Procedures for Tendering Shares of Class A Stock". Non-U.S. holders (as defined in Section 13, "Material U.S. Federal Income Tax Considerations") are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for shares of Class A Stock. We recommend that you review Section 13, "Material U.S. Federal Income Tax Considerations" and consult with your tax advisor with respect to your particular situation.

Will I have to pay stock transfer tax if I tender my shares of Class A Stock?

        Generally, we will pay all stock transfer taxes unless payment is made to, or if shares of Class A Stock not tendered or accepted for payment are to be registered in the name of, someone other than the registered holder, or tendered shares are registered in the name of someone other than the person signing the Letter of Transmittal. See Section 5, "Purchase of Shares of Class A Stock and Payment of Purchase Price".

Whom do I contact if I have questions about the Offer?

        Questions and requests for assistance may be directed to the Information Agent at the telephone number and address set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and other Offer documents from the Information Agent at the telephone numbers and address on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company's expense. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee and/or financial advisor for assistance concerning the Offer.

 FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

        Certain statements made in this Offer to Purchase may be deemed "forward-looking statements" within the meaning of the U.S. federal securities laws. Words such as "may", "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "would", "could", "should" and variations of these words and similar expressions are intended to identify forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to:

  •
  the Company's ability to complete the Offer;

  •
  the price at which the shares of Class A Stock trade on NASDAQ, which may be higher or lower than the final Purchase Price;

  •
  the Company's ability to refinance, extend, restructure or repay near and intermediate term debt;

  •
  its indebtedness;

  •
  its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail; and

  •
  credit market conditions, impairments, its liquidity demands and economic conditions.

        The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the SEC. Forward-looking statements in this Offer to Purchase reflect our management's view only as of the date of this Offer to Purchase, and may ultimately prove to be incorrect or false. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

 INTRODUCTION

To the Stockholders of Brookfield Property REIT Inc.:

        Brookfield Property REIT Inc. (the "Company", "we", or "us") invites its stockholders to tender their shares of the Company's Class A Stock, par value $0.01 per share (the "Class A Stock"), for purchase by us. Upon the terms and subject to the conditions of this Offer to Purchase and the related Letter of Transmittal, which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the "Offer", we are offering to purchase for cash up to $95,000,000 in value of shares of our Class A Stock, at a price per share specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest.

        The Offer will expire at 5:00 p.m., New York City time, on March 25, 2019, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the "Expiration Date"). You may tender all or a portion of your shares of Class A Stock. You also may choose not to tender any of your shares of Class A Stock. To tender your shares of Class A Stock, you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Class A Stock, described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        Promptly after the Expiration Date, we will, on the terms and subject to the conditions described in the Offer, determine the Purchase Price, which will be not greater than $21.00 nor less than $19.00 per share of Class A Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn). We will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but we will not purchase any shares of Class A Stock tendered above the Purchase Price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn.

        Only shares of Class A Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Class A Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 3, "Procedures for Tendering Shares of Class A Stock"; and Section 4, "Withdrawal Rights".

        We will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer. If any shares of Class A Stock tendered are not purchased for any reason, the Letter of Transmittal with respect to such shares of Class A Stock not purchased will be of no force or effect and shares of Class A Stock tendered through the Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system (pursuant to Section 3, "Procedures for Tendering Shares of Class A Stock") will be credited at our expense to the account maintained with DTC by the participant who delivered the shares of Class A Stock.

        Stockholders must complete, among other items, the section of the Letter of Transmittal relating to the price at which they are tendering shares of Class A Stock in order to properly tender shares of Class A Stock. See Section 3, "Procedures for Tendering Shares of Class A Stock".

        Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any shares of Class A Stock, subject to the restrictions below, (b) to change the Purchase Price range and/or to increase or decrease the value of shares of Class A Stock sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date, and (d) if any condition specified in Section 6, "Conditions of the Offer", is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any shares of Class A Stock for payment. In accordance with the rules of the SEC, we may increase the number of shares of Class A Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Class A Stock without amending or extending the Offer. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement which will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Class A Stock", Section 4, "Withdrawal Rights", Section 14, "Extension of the Offer; Termination; Amendment".

        THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES OF CLASS A STOCK BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6, "CONDITIONS OF THE OFFER".

        THE BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, THE BOARD OF DIRECTORS, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF CLASS A STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES OF CLASS A STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF CLASS A STOCK, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE INTO THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING SECTION 2, "PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER' PLANS OR PROPOSALS". YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE.

        If all conditions described in Section 6, "Conditions of the Offer" have been satisfied or waived and shares having an aggregate purchase price in excess of $95,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, we will purchase shares of Class A Stock in the following order of priority:

  •
  first, all shares owned beneficially or of record by an Odd Lot Holder (as defined herein) who properly tenders all of such shares of Class A Stock at or below the Purchase Price and does not properly withdraw them prior to the Expiration Date (partial tenders will not qualify for this preference), and completes, or whose broker, dealer, commercial bank, trust company or other nominee completes, the section captioned "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

  •
  second, after the purchase of all of the shares properly tendered at or below the Purchase Price by Odd Lot Holders, all other shares of Class A Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Class A Stock, until we have purchased shares of Class A Stock resulting in an aggregate purchase price of $95,000,000.

        Therefore, it is possible that we will not purchase all of the shares of Class A Stock you tender even if you tender them at or below the Purchase Price. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots", Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 4, "Withdrawal Rights".

        The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering stockholders for all shares of Class A Stock purchased. Tendering stockholders who hold shares of Class A Stock in book-entry form registered in their own name and who tender their shares of Class A Stock directly to the Depositary, will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5 hereof, stock transfer taxes on the purchase of shares of Class A Stock by the Company pursuant to the Offer. See Section 5, "Purchase of Shares of Class A Stock and Payment of Purchase Price". Stockholders holding shares of Class A Stock in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult such nominee to determine whether any charges may apply if shares are tendered through such nominee and not directly to the Depositary. See Section 3, "Procedures for Tendering Shares of Class A Stock".

        Also, any tendering stockholder or other payee who is a U.S. holder (as defined in Section 13, "Material U.S. Federal Income Tax Considerations") (or who fails to establish a status other than that of a U.S. holder) and who fails to timely complete, sign and return to the Depositary the Internal Revenue Service ("IRS") Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. holder pursuant to the Offer. See Section 3 "Procedures for Tendering Shares of Class A Stock". Also, see Section 13, "Material U.S. Federal Income Tax Considerations", regarding certain material U.S. federal income tax considerations relating to the Offer.

        Holders of restricted shares of Class A Stock may not tender such restricted shares of Class A Stock in the Offer unless and until such restrictions on such shares have lapsed. If any such restrictions on such shares lapse prior to the Expiration Date, the holder may tender those shares in the Offer in accordance with the same procedures described in this Offer to Purchase for tendering any other shares of Class A Stock. See Section 3, "Procedures for Tendering Shares of Class A Stock".

        This Offer is made only for shares of Class A Stock and is not made for (i) any shares of Class B Stock, (ii) any shares of Class C Stock, (iii) any shares of Series A Preferred Stock, or (v) any securities, including limited partnership units, of the Operating Partnership, and tenders of any such securities of the Company or the Operating Partnership will not be accepted. See Section 3, "Procedures for Tendering Shares of Class A Stock".

        In addition, and for greater clarity, the Offer is not for any BPY Units. A concurrent offer is being made by BPY to purchase BPY Units. Information with respect to such offer can be found under BPY's profile at www.sec.gov/edgar.

        We will pay the reasonable and customary fees of, and expenses incurred in connection with the Offer by the Depositary and Paying Agent, and the Information Agent. See Section 15, "Fees and Expenses".

        On January 31, 2019, there were 103,723,170 shares of Class A Stock issued and outstanding. At the maximum Purchase Price of $21.00 per share of Class A Stock, we could purchase 4,523,809 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.36% of our issued and outstanding shares of Class A Stock as of January 31, 2019. At the minimum Purchase Price of $19.00 per share of Class A Stock, we could purchase 5,000,000 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.82% of our issued and outstanding shares as of January 31, 2019. See Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

        The Class A Stock is listed and traded on the NASDAQ Stock Market Inc.'s Global Select Market ("NASDAQ") under the symbol "BPR". On February 6, 2019, the last full trading day before we announced the Offer, the last reported sale price of our Class A Stock on NASDAQ was $18.69 per share. You should obtain current market quotations for the Class A Stock before deciding whether and at what price or prices to participate in the Offer. See Section 7, "Price Range of Shares; Dividends".

        References in this Offer to Purchase to "dollars" and "$" are to the lawful currency of the United States of America.

        This Offer to Purchase and the related Letter of Transmittal contain important information, and you should carefully read both in their entirety before making a decision with respect to the Offer. You may tender all or a portion of your shares of Class A Stock. You may also choose not to tender any of your shares of Class A Stock.

 THE OFFER

1.     Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots

        General.    We are offering to purchase for cash up to $95,000,000 in value of shares of our Class A Stock at a price per share specified by the tendering stockholders of not greater than $21.00 nor less than $19.00 per share of Class A Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer.

        The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. You may tender all or a portion of your shares of Class A Stock. You also may choose not to tender any of your shares of Class A Stock. To tender your shares of Class A Stock you must follow the procedures, including choosing the price or prices at which you wish to tender your shares of Class A Stock, described in the Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

        Promptly after the Expiration Date, we will, on the terms and subject to the conditions described in the Offer, determine the Purchase Price, which will be not greater than $21.00 nor less than $19.00 per share of Class A Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn). We will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but we will not purchase any shares of Class A Stock tendered above the Purchase Price. However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn.

        All shares of Class A Stock tendered and not purchased in the Offer, including shares of Class A Stock tendered at or below the Purchase Price and shares of Class A Stock not purchased because of proration, will be returned to the tendering stockholders as described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        We will not accept shares of Class A Stock subject to conditional tenders, such as acceptance of all or none of the shares of Class A Stock tendered by any tendering stockholder. No fractional shares of Class A Stock will be purchased in the Offer.

        If we (i) increase the price that may be paid for the shares of Class A Stock above $21.00 per share or decrease the price that may be paid for the shares of Class A Stock below $19.00 per share of Class A Stock, (ii) increase the maximum number of shares of Class A Stock that we may purchase in the Offer by more than 2% of our outstanding shares of Class A Stock or (iii) decrease the number of shares of Class A Stock that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14, "Extension of the Offer; Termination; Amendment".

        Stockholders properly tendering shares of Class A Stock at $19.00 per share of Class A Stock (the minimum purchase price pursuant to the Offer) can reasonably expect to have at least a portion of such shares of Class A Stock purchased at the Purchase Price if any shares of Class A Stock are purchased pursuant to the Offer (subject to provisions relating to "odd lot" priority and proration described in this Offer to Purchase).

        Shares of Class A Stock acquired pursuant to the Offer will be acquired by the Company free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such shares of Class A Stock to stockholders of record on or prior to the date on which the shares of Class A Stock are accepted for payment pursuant to the Offer shall be for the account of such stockholders.

        The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Class A Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, "Conditions of the Offer".

        Priority of Purchases.    If all conditions described in Section 6, "Conditions of the Offer" have been satisfied or waived and shares having an aggregate purchase price in excess of $95,000,000 (or such greater amount as we may elect to purchase, subject to applicable law) have been properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, we will purchase shares of Class A Stock in the following order of priority:

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  first, all shares owned beneficially or of record by an Odd Lot Holder (as defined herein) who properly tenders all of such shares of Class A Stock at or below the Purchase Price and does not properly withdraw them prior to the Expiration Date (partial tenders will not qualify for this preference), and completes, or whose broker, dealer, commercial bank, trust company or other nominee completes, the section captioned "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

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  second, after the purchase of all of the shares properly tendered at or below the Purchase Price by Odd Lot Holders, all other shares of Class A Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Class A Stock, until we have purchased shares of Class A Stock resulting in an aggregate purchase price of $95,000,000.

        As a result of the foregoing priorities applicable to the purchase of shares of Class A Stock tendered, it is possible that all of the shares of Class A Stock that a stockholder tenders in the Offer at or below the Purchase Price may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of shares of Class A Stock or any other condition, none of those shares of Class A Stock will be purchased.

        Odd Lots.    The term "Odd Lots" means all shares of Class A Stock properly tendered prior to the Expiration Date at prices at or below the Purchase Price and not properly withdrawn by any person who owned, beneficially or of record, a total of fewer than 100 shares of Class A Stock and so certified in the appropriate place on the Letter of Transmittal, or an Agent's Message (as defined below) in lieu of the Letter of Transmittal, and, if applicable, on the Notice of Guaranteed Delivery (an "Odd Lot Holder"). To qualify for this preference, an Odd Lot Holder must tender all shares of Class A Stock owned beneficially or of record by the Odd Lot Holder in accordance with the procedures described in Section 3, "Procedures for Tendering Shares of Class A Stock". Odd Lots will be accepted for payment before any proration of the purchase of other tendered shares of Class A Stock. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares of Class A Stock in the aggregate, even if these holders have separate accounts each representing fewer than 100 shares of Class A Stock. By tendering in the Offer, an Odd Lot Holder who holds shares of Class A Stock in such holder's name and tenders such shares directly to the Depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable "odd lot" discounts in a sale of such shares. Any Odd Lot Holder wishing to tender all of such holder's shares of Class A Stock pursuant to the Offer and receive the priority payment must complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery.

        Proration.    Subject to adjustment to avoid the purchase of fractional shares of Class A Stock, proration for each stockholder tendering shares of Class A Stock (other than Odd Lot Holders) at or below the Purchase Price will be based on the ratio of the number of shares of Class A Stock properly tendered and not properly withdrawn by the stockholder to the total number of shares of Class A Stock properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). We will publicly announce the preliminary results of the Offer, including the Purchase Price and any expected proration, promptly after the Expiration Date, and we will publicly announce the final results of the Offer promptly after they are determined. After the Expiration Date, stockholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their broker, dealer, commercial bank, trust company or other nominee. In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered shares of Class A Stock accepted for payment promptly after the final results of proration are determined.

        As described in Section 13, the extent to which a stockholder's Class A Stock is purchased pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder's decision whether to tender shares of Class A Stock.

        This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of the shares of Class A Stock and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees whose names, or the names of whose nominees, appear on the Company's stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares of Class A Stock.

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Class A Stock pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

2.     Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals

Purpose of the Offer

        In considering the Offer, the Board of Directors reviewed, with the assistance of management and our advisors, our results of operations, current liquidity (or cash) position, general business conditions, legal, tax, regulatory and contractual constraints or restrictions and other factors the Board of Directors deemed relevant. Following such review, the Board of Directors determined that the Offer is a prudent use of our financial resources.

        The purpose of this offering is to maintain your ability to convert your shares of Class A Stock into BPY Units on a one-for-one basis in light of the concurrent offering being made by BPY to purchase BPY Units. Pursuant to the Charter, no adjustment to the conversion factor will be made so long as both offers are concurrent and comparable, in all material respects. The Purchase Price for shares of Class A Stock may differ from the purchase price for BPY Units determined in connection with BPY's concurrent offer.

        The Offer provides stockholders with an efficient way to sell their shares of Class A Stock without incurring most broker's fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Class A Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Class A Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Class A Stock. Furthermore, any Odd Lot Holder will avoid any applicable "odd lot" discounts that might otherwise be payable on sales of such holder's shares if they are tendered and accepted for payment pursuant to the Offer.

        The Board of Directors authorized the price range of $19.00 to $21.00 per share of Class A Stock, which we believe is a range within which our stockholders might sell their shares to the Company and within which we can prudently effect repurchases for the benefit of the Company on behalf of its stockholders.

        On August 28, 2018, the Board of Directors authorized the repurchase of up to the greater of (i) 5% of the shares of Class A Stock that are issued and outstanding or (ii) 10% of the Class A Stock public float over the 12 months ending August 2019 as market conditions and the Company's liquidity warrant. The Company has made no repurchases as of February 8, 2019 under the share repurchase program. Following the completion of this Offer, we may make additional purchases of shares of Class A Stock in the current fiscal year under the share repurchase program pursuant to open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares and pursuant to Rule 10b5-1 of the Securities Act, from time to time as permitted by applicable securities laws and other legal requirements. When or to what extent we make additional purchases will depend upon, among other things, market conditions, our capital needs, our business and financial condition, and alternative investment opportunities available to us, and there is no assurance that we will conclude such purchases for any or all of the authorized amount. Any such purchases may be made at prices that are higher or lower than the Purchase Price in this Offer. No such additional purchases will be made by us pursuant to the share repurchase program or otherwise during the pendency of the Offer or for at least ten business days following the expiration or termination of the Offer. See Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Class A Stock".

        The purchase of shares of Class A Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Class A Stock we purchase and a corresponding reduction in cash and cash equivalents to the extent the Company uses existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. To the extent the Company utilizes borrowings under the Credit Facility to pay all or a portion of the aggregate Purchase Price, the Offer will result in a corresponding increase in the Company's long term debt. After the Offer is completed, we believe that our capital structure, including our available cash, the available balance of the Credit Facility and cash flow from operations, will provide us with sufficient liquidity to meet our current operating expenses and other expenses directly associated with our business for the foreseeable future, and in any event for at least the next twelve months. However, actual results may differ significantly from our expectations. See "Forward-Looking Statements". In considering the Offer, our management and the Board of Directors took into account the expected financial impact of the Offer.

        The Board of Directors has approved the Offer. However, none of the Company, the Board of Directors, the Depositary, the Information Agent or any of their respective affiliates has made, or is making, any recommendation to you as to whether to tender or refrain from tendering your shares of Class A Stock or as to the price or prices at which you may choose to tender your shares of Class A Stock. You must make your own decision as to whether to tender your shares of Class A Stock, how many shares to tender and the price or prices at which you may choose to tender them. In doing so, you should read carefully the information in or incorporated by reference into this Offer to Purchase and the related Letter of Transmittal, including our reasons for making the Offer. You are urged to discuss your decision with your tax advisor, financial advisor and/or broker, dealer, commercial bank, trust company or other nominee.

Certain Effects of the Offer

        Stockholders who do not tender their shares of Class A Stock in the Offer and stockholders who otherwise retain an equity interest in the Company as a result of a partial tender of shares of Class A Stock or proration will continue to be owners of the Company. Stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their shares of Class A Stock in the Offer. If the Company completes the Offer, stockholders who retain all or a disproportionate portion of their shares of Class A Stock will have a greater percentage ownership in the Company and its future earnings and assets, while also bearing the attendant risks associated with owning shares of Class A Stock.

        Stockholders may be able to sell non-tendered shares of Class A Stock in the future on NASDAQ or otherwise, at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which stockholders may be able to sell shares of Class A Stock in the future. On the other hand, shares of Class A Stock tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any share price appreciation (or depreciation) and any payment of dividends and distributions on the shares of Class A Stock.

        The purchase of shares of Class A Stock pursuant to the Offer will reduce our "public float" (the number of shares of Class A Stock owned by non-affiliated stockholders and available for trading in the securities markets) and may reduce the number of our stockholders.

        None of our directors, the executive officers of the Service Providers or, to our knowledge, our affiliates intends to tender any of his or her shares of Class A Stock in the Offer. Therefore, purchases of shares of Class A Stock pursuant to the Offer will increase the proportional holdings of our directors, the executive officers of the Service Providers and affiliates. After expiration or termination of the Offer, our directors and the executive officers of the Service Providers may, subject to applicable law, and applicable policies and practices of the Company, sell their shares of Class A Stock from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders in the Offer.

        None of BPY and its affiliates beneficially own shares of Class A Stock, except for Brookfield Asset Management, which beneficially owns 6,751,047 shares of Class A Stock. None of BPY and its affiliates will participate in the Offer. BPY and its affiliates have control over the Company through their voting power and their voting power will increase in connection with the purchase of any tendered shares of Class A Stock.

        The accounting for purchase of shares of Class A Stock pursuant to the offer will result in (1) a reduction in our stockholders' equity in an amount equal to the aggregate purchase price of the shares of Class A Stock we purchase and (2) a corresponding reduction in our total cash and cash equivalents.

        Shares of Class A Stock we acquire pursuant to the Offer will be retired and will no longer be outstanding. Rule 13e-4(f)(6)(i) of the Exchange Act prohibits the Company and our affiliates from purchasing any shares of Class A Stock, other than pursuant to the Offer, until at least 10 business days following the Expiration Date.

        Based on the published guidelines of NASDAQ and the conditions of the Offer, we believe that our purchase of up to $95,000,000 in value of shares of Class A Stock pursuant to the Offer will not result in delisting of the remaining shares of Class A Stock on NASDAQ. The shares of Class A Stock are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our stockholders. We believe that our purchase of shares of Class A Stock pursuant to the Offer will not result in the deregistration of the shares of Class A Stock under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the shares of Class A Stock to be delisted from NASDAQ or to be eligible for deregistration under the Exchange Act. See Section 6, "Conditions of the Offer".

Plans or Proposals

        Except as disclosed or incorporated by reference into this Offer to Purchase, the Company currently has no plans, proposals or negotiations underway that relate to or would result in:

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  any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

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  any purchase, sale or transfer of a material amount of assets of the Company or any of our subsidiaries;

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  any material change in the present dividend rate or policy or indebtedness or capitalization of the Company, except as set forth in Section 7, "Price Range of Shares of Class A Stock; Dividends" and Section 8, "Source and Amount of Funds";

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  any change in the present Board of Directors or management of the Company, including, but not limited to, any plans to change the number or term of directors (although we may fill any vacancies existing or arising on the Board of Directors) or to change any material term of the employment contract of any executive officer;

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  any other material change in our corporate structure or business;

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  any class of equity securities of the Company becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or, in the case of our shares of Class A Stock, ceasing to be authorized for listing on NASDAQ;

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  the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

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  the acquisition or disposition by any person of securities of the Company, except with respect to any exchanges by holders of Class A Stock for BPY Units, any exchanges of BPR OP, LP units of limited partnership for shares of Class A Stock or as set forth in Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Class A Stock"; or

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  any changes in our charter and bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.

        Although we do not currently have any plans, other than as disclosed or incorporated by reference into this Offer to Purchase, that relate to or would result in any of the events listed above, we expressly reserve the right to change our plans and intentions at any time as we deem appropriate. See Section 7, "Price Range of Shares of Class A Stock; Dividends", Section 8, "Source and Amount of Funds" and

Section 10, "Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Class A Stock".

3.     Procedures for Tendering Shares of Class A Stock

        Proper Tender of Shares of Class A Stock by Registered Holders.    If your shares of Class A Stock are registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Class A Stock), you may tender your shares in the Offer by delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal (or manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, and any other required documents to the Depositary. These documents must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date. Stockholders holding their shares of Class A Stock through a broker, dealer, commercial bank, trust company or other nominee must contact such nominee to tender their shares of Class A Stock on their behalf.

        Proper Tenders of Shares of Class A Stock by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees or DTC Participants.    If you are a broker, dealer, commercial bank, trust company or other nominee tendering shares of Class A Stock on behalf of your client or an institution participating in DTC, you may tender shares of Class A Stock in the Offer by:

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  delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date; or

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  if you are a DTC participant, following the procedures set forth below under "—Book-Entry Delivery" prior to the Expiration Date.

        In accordance with Instruction 4 to the Letter of Transmittal, each stockholder desiring to tender shares of Class A Stock in the Offer must check one or more of the boxes in the section of the Letter of Transmittal captioned "Price(s) (in Dollars) per Share at Which Shares of Class A Stock are Being Tendered", specifying the number of shares of Class A Stock that such stockholder wishes to tender at each applicable price. A tender of shares of Class A Stock will be proper only if, among other things, at least one of these boxes is checked on the Letter of Transmittal.

        Tendering stockholders must indicate the specific price or prices (in increments of $0.10) at which their shares of Class A Stock are being tendered by checking the box(es) indicating such price(s) in the section of the Letter of Transmittal captioned "Price(s) (in Dollars) per Share at Which Shares of Class A Stock are Being Tendered", and specifying the number of shares of Class A Stock that such stockholder wishes to tender at each applicable price. Tendering stockholders should be aware that this election could mean that none of their shares of Class A Stock will be purchased if the Purchase Price is less than the price(s) selected by the stockholder. The same shares of Class A Stock cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) more than once or at more than one price. Accordingly, a Letter of Transmittal that purports to tender more shares of Class A Stock than you hold will be an invalid tender. A stockholder who has tendered shares of Class A Stock at more than one price must complete a separate notice of withdrawal for shares of Class A Stock tendered at each price or a combined notice of withdrawal specifying the shares of Class A Stock to be withdrawn. However, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal. Stockholders may contact the Depositary for additional instructions.

        Stockholders holding shares of Class A Stock in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact such nominee in order to tender their shares of Class A Stock. Those stockholders are urged to consult such nominee to determine whether any charges may apply if shares are tendered through such nominee and not directly to the Depositary.

        Odd Lot Holders must tender all of their shares of Class A Stock and also complete the section entitled "Odd Lots" in the Letter of Transmittal or an Agent's Message (as defined below) and, if applicable, in the Notice of Guaranteed Delivery, to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1, "Number of Shares of Class A Stock; Purchase Price; Proration; Odd Lots".

Signature Guarantees and Method of Delivery. No signature guarantee is required if:

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  the Letter of Transmittal is signed by the registered holder of the shares of Class A Stock tendered and the holder has not completed either the section entitled "Special Delivery Instructions" or the section entitled "Special Payment Instructions" in the Letter of Transmittal (a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other entity or other person acting in a fiduciary or representative capacity must evidence the capacity to sign or, in lieu of documented evidence, a signature guarantee is required); or

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  shares of Class A Stock are tendered for the account of a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an "eligible guarantor institution", as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an "Eligible Institution").

        In all cases, payment for shares of Class A Stock tendered and accepted for payment pursuant to the Offer will be made only after:

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  timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message (as defined below) in lieu of a Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures; and

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  solely with respect to tenders through DTC's ATOP system, a timely confirmation of the book-entry transfer of the shares of Class A Stock into the Paying Agent's account at DTC as described below.

        The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares of Class A Stock will be deemed tendered only when all required documents are received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES OF CLASS A STOCK, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO THE COMPANY, THE INFORMATION AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

        Book-Entry Delivery.    The Paying Agent will establish an account with respect to the shares of Class A Stock for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC's system may make book-entry delivery of the shares of Class A Stock by causing DTC to transfer those shares into the Paying Agent's account in accordance with DTC's ATOP system. Although delivery of shares of Class A Stock may be effected through a book-entry transfer into the Paying Agent's account at DTC, either (1) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), with any required signature guarantees, or an Agent's Message (as defined below) in lieu of a Letter of Transmittal, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (2) the guaranteed delivery procedure described below must be followed if the procedures for book-entry transfer through DTC's ATOP system cannot be completed on a timely basis or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date.

        The confirmation of a book-entry transfer of shares of Class A Stock into the Paying Agent's account at DTC is referred to in this Offer to Purchase as a "book-entry confirmation". Delivery of documents to DTC will not constitute delivery to the Depositary.

        The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering shares of Class A Stock through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that the Company may enforce such agreement against that participant.

        If you are tendering shares of Class A Stock through DTC's ATOP system and wish to tender portions of your shares at more than one price, you will need to complete a separate book-entry transfer for each price at which you are tendering your shares.

        Guaranteed Delivery.    If a stockholder desires to tender shares of Class A Stock in the Offer and the procedures for book-entry transfer through DTC's ATOP system cannot be completed on a timely basis or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the shares of Class A Stock may still be tendered if all of the following conditions are satisfied:

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  the tender is made by or through an Eligible Institution;

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  the Depositary receives by mail or overnight courier, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

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  (i) a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), with any required signature guarantees, or an Agent's Message in lieu of a Letter of Transmittal, and (ii) solely with respect to tenders through DTC's ATOP system, confirmation of book-entry transfer of the shares of Class A Stock into the Paying Agent's account at DTC are received by the Depositary within two business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

        Stockholders may contact the Information Agent or their broker, dealer, commercial bank, trust company or other nominee and/or their financial advisors for assistance. The contact information for the Information Agent is on the back cover page of this Offer to Purchase.

        Procedures for Shares of Restricted Stock.    Holders of restricted shares of Class A Stock may not tender such restricted shares of Class A Stock in the Offer unless and until such restrictions on such shares have lapsed. If any such restrictions on such shares lapse prior to the Expiration Date, the holder may tender those shares in the Offer in accordance with the same procedures described in this Offer to Purchase for tendering any other shares of Class A Stock.

        Other Securities of the Company or the Operating Partnership.    This Offer is made only for shares of Class A Stock and is not made for (i) any shares of Class B Stock, (ii) any shares of Class C Stock, (iii) any shares of Series A Preferred Stock, or (v) any securities, including limited partnership units, of the Operating Partnership, and tenders of any such securities of the Company or the Operating Partnership will not be accepted.

        Return of Unpurchased or Withdrawn Shares of Class A Stock.    All shares of Class A Stock tendered and not purchased, including all shares tendered at prices in excess of the Purchase Price and shares not purchased due to proration, and all shares properly withdrawn prior to the Expiration Date will be credited at our expense to the registered holder's book-entry account with the transfer agent or, for shares held through a DTC participant, to the account maintained with DTC by the participant who delivered the shares of Class A Stock promptly after the Expiration Date, the termination of the Offer or the proper withdrawals of Class A Stock, as applicable.

        Backup U.S. Federal Income Tax Withholding.    Under the U.S. federal income tax laws, payments in connection with the transaction may be subject to "backup withholding" at a rate of 24%, unless a stockholder that holds shares of Class A Stock:

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  provides a correct taxpayer identification number (which, for a U.S. holder (as defined in Section 13, "Material U.S. Federal Income Tax Considerations") that is an individual stockholder, is the stockholder's social security number) and certifies, under penalties of perjury, that he, she or it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules; or

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  is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with applicable requirements of the backup withholding rules.

        Any amount withheld under these rules will be creditable against the stockholder's U.S. federal income tax liability or refundable to the extent that it exceeds such liability, if the stockholder provides the required information to the IRS. A stockholder that does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup U.S. federal income tax withholding on cash payable in the Offer, each U.S. holder should provide the applicable withholding agent with his, her or its correct taxpayer identification number and certify that he, she or it is not subject to backup U.S. federal income tax withholding by completing the IRS Form W-9 included in the Letter of Transmittal. Non-U.S. holders (as defined in Section 13, "Material U.S. Federal Income Tax Considerations") should complete and sign the appropriate IRS Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See Instruction 8 of the Letter of Transmittal.

        Accounting Treatment.    The purchase of shares of Class A Stock pursuant to the Offer will result in a reduction of our stockholders' equity in an amount equal to the aggregate Purchase Price of the shares of Class A Stock we purchase and a corresponding reduction in cash and cash equivalents to the extent the Company utilizes existing cash and cash equivalents to pay all or a portion of the aggregate Purchase Price. To the extent the Company utilizes borrowings under the Credit Facility to pay all or a portion of the aggregate Purchase Price, the Offer will result in a corresponding increase in the Company's long term debt.

        Determination of Validity; Rejection of Shares of Class A Stock; Waiver of Defects; No Obligation to Give Notice of Defects.    All questions as to the number of shares of Class A Stock to be accepted, the Purchase Price to be paid for shares of Class A Stock to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares of Class A Stock will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company's determinations are challenged by stockholders. The Company expressly reserves the absolute right to reject any or all tenders of any shares of Class A Stock that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date with respect to all tendered shares of Class A Stock in accordance with applicable law. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular shares of Class A Stock, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of shares of Class A Stock will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares of Class A Stock. None of the Company, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

        Tendering Stockholder's Representation and Warranty; Our Acceptance Constitutes an Agreement.    It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender shares of Class A Stock for such person's own account unless, at the time of tender and at the end of the proration period or during which shares of Class A Stock are accepted by lot, such person has a "net long position" (i.e., more shares of Class A Stock held in long positions than in short positions) in (1) a number of shares of Class A Stock that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares of Class A Stock for the purpose of tendering to the Company within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of shares of Class A Stock ("Equivalent Securities") that are equal to or greater than the number of shares of Class A Stock tendered and, upon the acceptance of such tender, will acquire such shares of Class A Stock by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such shares of Class A Stock so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares of Class A Stock made pursuant to any method of delivery set forth herein will constitute the tendering stockholder's acceptance of the terms and conditions of the Offer, as well as the tendering stockholder's representation and warranty to the Company that (i) such stockholder has a "net long position" in a number of shares of Class A Stock or Equivalent Securities at least equal to the shares of Class A Stock being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) such tender of shares of Class A Stock complies with Rule 14e-4 promulgated under the Exchange Act. Our acceptance for payment of shares of Class A Stock tendered in the Offer will constitute a binding agreement between the tendering stockholder and the Company upon the terms and subject to the conditions of the Offer.

4.     Withdrawal Rights

        Shares of Class A Stock tendered in the Offer may be withdrawn (i) at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer (ii) at any time we have not taken up the shares of Class A Stock before actual receipt by the Depositary of a notice of withdrawal in respect of such shares, or (iii) after the expiration of 40 business days from the commencement of the Offer if the Company has not yet accepted tendered shares for payment. Except as otherwise provided in this Section 4, tenders of shares of Class A Stock pursuant to the Offer are irrevocable.

        Withdrawals by Registered Holders.    If your shares of Class A Stock are registered in book-entry form in your name (i.e., if you are a holder who is the record and beneficial owner of the shares of Class A Stock), for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the Depositary's address set forth on the back cover page of this Offer to Purchase. If you tendered your shares of Class A Stock using more than one Letter of Transmittal, you may withdraw shares of Class A Stock using either separate notices of withdrawal or a combined notice of withdrawal specifying the shares of Class A Stock to be withdrawn. Any notice of withdrawal must specify the name of the tendering stockholder, the number of shares of Class A Stock to be withdrawn and the name of the registered holder of the shares of Class A Stock to be withdrawn, if different from the person who tendered the shares of Class A Stock.

        Withdrawals by Brokers, Dealers, Commercial Banks, Trust Companies or Other Nominees and DTC Participants.    If you are a broker, dealer, commercial bank, trust company or other nominee tendering shares of Class A Stock on behalf of your client, for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier or by a manually signed facsimile transmission), prior to the Expiration Date, a properly completed and duly executed notice of withdrawal at the Depositary's address set forth on the back cover page of this Offer to Purchase. If you tendered your client's shares of Class A Stock using more than one Letter of Transmittal, you may withdraw shares of Class A Stock using either separate notices of withdrawal or a combined notice of withdrawal specifying the shares of Class A Stock to be withdrawn. Holders who tendered their shares of Class A Stock to the Paying Agent through DTC's ATOP system should electronically transmit their withdrawal through DTC's ATOP system, subject to the terms and conditions of that system. Holders transmitting their withdrawal through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

        Determination of Validity of Withdrawals.    All questions as to the form and validity, including the time of receipt, of any notice of withdrawal will be determined by the Company, in our sole discretion, and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders. We reserve the absolute right to waive any defect or irregularity in the notice of withdrawal or method of withdrawal of shares of Class A Stock by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of the Company, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any such notice.

        Withdrawals may not be rescinded, and any shares of Class A Stock properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn shares of Class A Stock may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3, "Procedures for Tendering Shares of Class A Stock".

        If we extend the Offer, are delayed in our purchase of shares of Class A Stock, or are unable to purchase shares of Class A Stock pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Paying Agent and the Depositary may, subject to applicable law, retain tendered shares of Class A Stock on our behalf, and such shares of Class A Stock may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

        Our reservation of the right to delay payment for shares of Class A Stock that we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the shares of Class A Stock tendered promptly after termination or withdrawal of the Offer.

5.     Purchase of Shares of Class A Stock and Payment of Purchase Price

        Promptly after the Expiration Date, we will, on the terms and subject to the conditions described in the Offer, determine the Purchase Price, which will be not greater than $21.00 nor less than $19.00 per share of Class A Stock, that we will pay, subject to "odd lot" priority and proration, for shares of Class A Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Class A Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share of Class A Stock (in increments of $0.10) of not greater than $21.00 nor less than $19.00 per share of Class A Stock, at which shares of Class A Stock have been properly tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares of Class A Stock properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $95,000,000 (or such lesser number if less than $95,000,000 in value of shares of Class A Stock are properly tendered after giving effect to any shares of Class A Stock properly withdrawn). We will purchase all shares of Class A Stock purchased in the Offer at the same Purchase Price, even if some shares of Class A Stock are tendered below the Purchase Price, but we will not purchase any shares of Class A Stock tendered above the Purchase Price.

        However, because of the "odd lot" priority and proration provisions described in this Offer to Purchase, all of the shares of Class A Stock tendered at or below the Purchase Price may not be purchased if shares of Class A Stock having an aggregate value in excess of $95,000,000 are properly tendered and not properly withdrawn. For purposes of the Offer, we will be deemed to have accepted for payment, subject to "odd lot" priority and proration, shares of Class A Stock that are properly tendered at or below the Purchase Price and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of the shares of Class A Stock for payment pursuant to the Offer.

        In accordance with the rules of the SEC, we may increase the number of shares of Class A Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Class A Stock without amending or extending the Offer.

        Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per share of Class A Stock for all of the shares of Class A Stock accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for shares of Class A Stock tendered and accepted for payment pursuant to the Offer will be made only after (a) timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or a manually signed photocopy of the Letter of Transmittal), including any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures, and (b) solely with respect to tenders through DTC's ATOP system, a timely confirmation of the book-entry transfer of the shares of Class A Stock into the Paying Agent's account at DTC. See Section 3, "Procedures for Tendering Shares of Class A Stock", and Section 5, "Purchase of Shares of Class A Stock and Payment of Purchase Price".

        We will pay for shares of Class A Stock accepted pursuant to the Offer by depositing the aggregate Purchase Price in cash, less any applicable withholding taxes and without interest, with the Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments from the Company and transmitting payments to the tendering stockholders.

        In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered shares of Class A Stock accepted for payment promptly after the Expiration Date. All shares of Class A Stock tendered and not purchased, including all shares tendered at prices in excess of the Purchase Price and shares not purchased due to proration, will be credited at our expense to the registered holder's book-entry account with the transfer agent or, for shares held through a DTC participant, to the account maintained with DTC by the participant who delivered the shares of Class A Stock promptly after the Expiration Date or termination of the Offer.

        Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase shares of Class A Stock pursuant to the Offer. See Section 6, "Conditions of the Offer".

        We will pay all stock transfer taxes, if any, payable on the transfer to the Company of shares of Class A Stock purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased shares of Class A Stock are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Paying Agent.

6.     Conditions of the Offer

        The Offer is not conditioned upon the receipt of financing or on a minimum number of shares of Class A Stock being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any shares of Class A Stock tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for shares of Class A Stock tendered, subject to the rules under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by the Company to have occurred):

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  there shall have been threatened, taken or pending any action, suit or proceeding by any government or governmental authority or regulatory or administrative agency in any jurisdiction, or by any other person in any jurisdiction, before any court or governmental authority or regulatory or administrative agency in any jurisdiction (i) challenging or seeking to cease trade, make illegal, delay or otherwise directly or indirectly restrain or prohibit the making of the Offer, the acceptance for payment of some or all of the tendered shares of Class A Stock by our Company or otherwise directly or indirectly relating in any manner to or affecting the Offer, or seeks to obtain material damages in respect of the Offer or (ii) that otherwise, in the sole judgment of our Company, acting reasonably, has or may have a material adverse effect on the business, income, assets, liabilities, condition (financial or otherwise), properties, operations, results of operations or prospects of our Company and its subsidiaries taken as a whole or has impaired or may materially impair the contemplated benefits of the Offer to our Company;

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  there shall have been any action or proceeding threatened, pending or taken or approval withheld or any statute, rule, regulation, stay, decree, judgment or order or injunction proposed, sought, enacted, enforced, promulgated, amended, issued or deemed applicable to the Offer or our Company or any of its subsidiaries by or before any court, government or governmental authority or regulatory or administrative agency in any jurisdiction that, in the sole judgment of our Company, acting reasonably, might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) of paragraph (a) above or would or might prohibit, prevent, restrict or delay consummation or materially impair the contemplated benefits of the Offer; to our Company or make it inadvisable to proceed with the Offer;

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  there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada (whether or not mandatory), (iii) a natural disaster or the commencement or escalation of a war, armed hostilities, act of terrorism or other international or national calamity directly or indirectly involving the United States, Canada or any other region where our Company maintains significant business activities, (iv) any limitation (whether or not mandatory) by any government or governmental authority or regulatory or administrative agency or any other event that, in the sole judgment of our Company, acting reasonably, could negatively affect the extension of credit by banks or other lending institutions, (v) any decrease or increase of more than 10% in the market price for the shares of Class A Stock or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index or the Standard and Poor's 500 Composite Index measured from the close of trading on the date of this Offer to Purchase to the open of trading on the Expiration Date, shall have occurred, or (vi) any change in the general political, market, economic or financial conditions that has or may have a material adverse effect on our Company's business, operations or prospects or the trading in, or value of, the shares of Class A Stock;

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  there shall have occurred any change or changes (or any development involving any prospective change or changes) in (i) general political, market, economic, financial or industry conditions in the United States or Canada, or (ii) the business, assets, liabilities, properties, condition (financial or otherwise), operations, results of operations or prospects of our Company or any of its subsidiaries that, in each case in the sole judgment of our Company, acting reasonably, has, have or may have a material adverse effect with respect to our Company and our subsidiaries taken as a whole or a material acceleration of the foregoing;

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  any take-over bid or tender or exchange offer with respect to some or all of the securities of our Company (other than the Offer), or any merger, business combination or acquisition proposal, disposition of assets outside of the ordinary course of business, or other similar transaction with or involving our Company or its subsidiaries, other than the Offer, or any solicitation of proxies, other than by management, to seek to control or influence the Board of Directors, shall have been proposed, announced or made by any individual or entity;

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  we shall have concluded, in our sole judgment, acting reasonably, that the Offer or the taking up and payment for any or all of the shares of Class A Stock by us is illegal or not in compliance with applicable law or stock exchange requirements and, if required under any such legislation or requirements, we shall not have received the necessary exemptions from or approvals or waivers of the appropriate courts or applicable securities regulatory authorities or stock exchange(s) in respect of the Offer;

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  any change shall have occurred or been proposed to the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, or publicly available administrative policies of the U.S. Internal Revenue Service ("IRS"), or the equivalent laws, regulations and policies of another jurisdiction where one or more holders of Class A Stock are resident, that, in our sole judgment, acting reasonably, is detrimental to us or our affiliates taken as a whole or to a holder of Class A Stock, or with respect to making the Offer or taking up and paying for shares of Class A Stock tendered under the Offer;

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  any entity, "group" (as that term is used in Section 13(d)(3) of the Exchange Act) or person (other than BPY or affiliates of BPY, groups or persons who have filed with the SEC on or before February 8, 2019 a Schedule 13G or a Schedule 13D with respect to any of the shares of

    Class A Stock) shall have acquired or proposed to acquire, beneficial ownership of more than 5% of the outstanding shares of the Class A Stock;

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  any entity, group, or person (other than BPY and affiliates of BPY) who has filed with the SEC on or before February 8, 2019 a Schedule 13G or a Schedule 13D with respect to any of the shares of Class A Stock shall have acquired or proposed to acquire, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer), beneficial ownership of additional shares of Class A Stock constituting 1% or more of the outstanding shares of Class A Stock;

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  any entity, person or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities outside of the ordinary course of business;

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  we shall have determined that the consummation of the Offer and the purchase of the shares of Class A Stock pursuant to the Offer is likely, in our reasonable judgment, to cause the shares of Class A Stock to be (1) held of record by less than 300 persons, (2) delisted from NASDAQ or (3) eligible for deregistration under the Exchange Act; or

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  a material change in U.S. or any other currency exchange rates or a suspension of or limitation on the markets for such currencies that could have, in our reasonable judgment, a material adverse effect on the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, results of operations or prospects of our Company and our subsidiaries, taken as a whole, or on the trading in the shares of Class A Stock; or

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  we determine, in our reasonable judgment, that the consummation of the Offer or the purchase of shares of Class A Stock from any stockholder could jeopardize our qualification and taxation as a REIT for U.S. federal income tax purposes.

        Each of the conditions referred to above is for our sole benefit and may be asserted or waived by the Company, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date.

        Once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by the Company concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

7.     Price Range of Shares of Class A Stock; Dividends

Price Range of Shares of Class A Stock.

        In connection with the agreement and plan of merger, dated March 26, 2018 (as amended by the amendment thereto dated June 25, 2018, the "Merger Agreement"), by and between GGP Inc., a Delaware corporation ("GGP"), and BPY, on August 27, 2018, GGP's certificate of incorporation was amended and restated to, among other things, change its name to Brookfield Property REIT Inc., and authorize the issuance of the Class A Stock, which began trading on NASDAQ on August 28, 2018. The shares of Class A Stock are listed and traded on NASDAQ under the symbol "BPR". The following table sets forth, for each of the fiscal quarters indicated, the high and low sales prices per share of the Class A Stock as reported by NASDAQ based on published financial sources for each of the periods indicated.

	High	Low
2018
Third Quarter(1)	$21.16	$19.19
Fourth Quarter	$20.99	$14.93
2019
First Quarter(2)	$18.84	$15.88

(1)
Reflects the high and low sales prices per share of Class A Stock from commencement of trading on August 28, 2018 through September 30, 2018.

(2)
Reflects the high and low sales prices from January 1, 2019 through February 6, 2019.

        On February 6, 2019, the last full trading day before the announcement of the Offer, the last reported sale price of the Class A Stock on NASDAQ was $18.69 per share. You should obtain current market quotations for the Class A Stock before deciding whether to tender your shares in the Offer.

        Dividends.    The following table sets forth the dividends that have been paid and/or declared by the Board of Directors since the Class A Stock was first authorized and issued on August 27, 2018:

Period	Amount Declared per Share of Class A Stock(1)
Fiscal Year ended December 31, 2018
Third Quarter(1)	$0.315
Fourth Quarter	$0.315
Fiscal Year ended December 31, 2019
First Quarter(2)	$0.33

(1)
Reflects dividends declared per share for the period from August 28, 2018 through September 30, 2018.

(2)
Dividend declared on February 6, 2019 and will be payable on March 29, 2019. Tendering shareholders who hold shares of Class A Stock on the record date for this dividend will be entitled to receive such dividend.

        Shares of Class A Stock purchased in the Offer will no longer be eligible for receipt of future dividends. The Company expressly reserves the right to increase or decrease its dividends and pay special dividends in cash or in kind.

8.     Source and Amount of Funds

        If the Offer is fully subscribed, we expect the aggregate purchase price for the shares of Class A Stock in the Offer, together with all related fees and expenses, to be approximately $0.5 million.

        We intend to fund the Purchase Price for shares of Class A Stock accepted for payment pursuant to the Offer, and related fees and expenses, from available cash and/or borrowings under the Credit Facility. We had approximately $260.7 million of available cash and cash equivalents as of September 30, 2018 and approximately $347.0 million available under the Credit Facility as of September 30, 2018. The Offer is not subject to a financing contingency. The description of the Credit Facility set forth in the Current Report on Form 8-K filed with the SEC on August 28, 2018, is incorporated by reference into this Offer to Purchase.

9.     Certain Information Concerning the Company

        In connection with the Merger Agreement, on August 27, 2018, GGP's certificate of incorporation was amended and restated to, among other things, change its name to Brookfield Property REIT Inc., and authorize the issuance of the Class A Stock, which began trading on NASDAQ on August 28, 2018 after the merger between GGP and BPY was consummated.

        We are a Delaware corporation and were organized in July 2010. We have elected to be taxed, and believe we currently qualify, as a REIT for federal income tax purposes and are currently externally managed. As a REIT, we generally are not subject to corporate-level income taxes to the extent we currently distribute our taxable income. To maintain our REIT status, we are required, among other requirements, to distribute annually to our stockholders at least 90% of our "REIT taxable income," as defined by the Internal Revenue Code of 1986, as amended (excluding net capital gain and without regard to the deduction for dividends paid). If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate tax rates. As of the date hereof, we believe we are in compliance with all applicable REIT requirements. Substantially all of our business is conducted through our operating partnership, BPR OP, LP, a Delaware limited partnership (the "Operating Partnership"). As of January 31, 2019, we held approximately 99% of the common equity of the Operating Partnership, while the remaining 1% was held by limited partners and certain previous contributors of properties to the Operating Partnership.

        We are a subsidiary of BPY, intended to offer investors economic equivalence to BPY Units in the form of a U.S. REIT security.

        Our principal executive offices are located at 250 Vesey Street, 15th Floor, New York, New York 10281, and our telephone number is (212) 417-7000.

        Available Information.    We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and the executive officers of the Service Providers, their remuneration, incentive compensation granted to them, the principal holders of our securities and any material interest of these persons in transactions with the Company is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. As required by Exchange Act Rule 13e-4(c)(2), we also have filed an Issuer Tender Offer Statement on Schedule TO (the "Schedule TO") with the SEC that includes additional information relating to the Offer.

        These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC's customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Company's publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330.

        Incorporation by Reference.    The rules of the SEC allow the Company to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about the Company and we incorporate them by reference:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 22, 2018;

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  Definitive Proxy Statement on Schedule 14A, as filed on April 27, 2018 (the "Proxy Statement");

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, as filed on May 7, 2018;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, as filed on July 31, 2018;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, as filed on November 8, 2018; and

  •
  Current Reports on Form 8-K and 8-K/A (excluding any information furnished therein), as filed on March 27, 2018, June 19, 2018, June 28, 2018, July 16, 2018, July 17, 2018, July 19, 2018, July 26, 2018, July 27, 2018, August 3, 2018, August 28, 2018, November 8, 2018, February 7, 2019 and February 8, 2019 (two filings).

        Any statement contained in any document incorporated by reference into this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

        You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone numbers set forth on the back cover page of this Offer to Purchase.

10.   Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares of Class A Stock

        Shares of Class A Stock Outstanding.    As of January 31, 2019, there were 103,723,170 shares of Class A Stock issued and outstanding. Shares of Class A Stock are entitled to one vote per share. At the maximum Purchase Price of $21.00 per share of Class A Stock, we could purchase 4,523,809 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.36% of our issued and outstanding shares of Class A Stock as of January 31, 2019. At the minimum Purchase Price of $19.00 per share of Class A Stock, we could purchase 5,000,000 shares of Class A Stock if the Offer is fully subscribed, which would represent approximately 4.82% of our issued and outstanding shares as of January 31, 2019.

        None of BPY and its affiliates beneficially own shares of Class A Stock, except for Brookfield Asset Management, which beneficially owns 6,751,047 shares of Class A Stock. None of BPY and its affiliates will participate in the Offer. BPY and its affiliates have control over the Company through their voting power and their voting power will increase in connection with the purchase of any tendered shares of Class A Stock.

        Interests of Directors and Executive Officers.    As of February 8, 2019, our directors and the executive officers of the Service Providers as a group (11 persons) beneficially owned an aggregate of 45,000 shares of Class A Stock, representing less than 1% of our issued and outstanding shares of Class A Stock. None of our directors or the executive officers of the Service Providers intends to tender any of his or her shares of Class A Stock in the Offer. After expiration or termination of the Offer, our directors and the executive officers of the Service Providers may, subject to applicable law, applicable policies and practices of the Company, sell their shares of Class A Stock from time to time and in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer.

        The following table sets forth the aggregate number of shares of Class A Stock that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and the executive officers of the Service Providers, and by all directors and executive officers as a group, as of February 8, 2019. For purposes of the following table, and in accordance with SEC rules, shares of Class A Stock are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own shares of Class A Stock that he, she or it has the right to acquire within 60 days after February 8, 2019, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed shares of Class A Stock.

Name of Beneficial Owner(1)	Number of Shares of Beneficially Owned	Percentage(2)
Directors and executive officers
Brian W. Kingston(3)	45,000	*
Bryan K. Davis(3)	—	*
Caroline Atkinson	—	*
Jeffrey M. Blidner	—	*
Dr. Soon Young Chang	—	*
Richard Clark	—	*
Omar Carneiro da Cunha	—	*
Scott Cutler	—	*
Stephen DeNardo	—	*
Louis Joseph Maroun	—	*
Lars Rodert	—	*
All executive officers and directors as a group (11 persons)	45,000	*

*
Indicates less than 1%

(1)
All persons named in the table have sole voting and investment power with respect to all shares of Class A Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to other information contained in the footnotes to this table. Unless otherwise noted, the address of (i) Mr. Blidner is c/o Brookfield Asset Management, 181 Bay Street, Suite 300, Toronto, Ontario M5J 2T3, (ii) Ms. Atkinson, Dr. Chang and Messrs. Carneiro da Cunha, Cutler, DeNardo, Maroun and Rodert, is c/o Brookfield Property Partners Limited, 73 Front Street, 5th Floor, Hamilton, HM 12 Bermuda, and (iii) Messrs. Clark, Kingston and Davis is c/o Brookfield Property Group, Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York 10281.

(2)
Percentages are based on approximately 103,723,170 shares outstanding on January 31, 2019 plus, as to the holder thereof only and no other person, the number of shares, if any, that the person has the right to acquire as of April 9, 2019 or within 60 days from February 8, 2019 through the exercise of stock options, vesting of restricted stock units or similar rights.

(3)
The Company has no employees and relies on the Service Providers to conduct its operations. Brian W. Kingston and Bryan K. Davis in their roles at the Service Providers perform similar functions for the Company as would typically be performed by a principal executive officer and principal financial officer, respectively.

        We are an indirect subsidiary of BPY and are managed by Brookfield Asset Management pursuant to a master services agreement. Brookfield Asset Management has an effective economic interest in BPY of approximately 48% on a fully exchanged basis. Brookfield Property Partners Limited, a Bermuda exempted company, is an indirect wholly owned subsidiary of Brookfield Asset Management and the general partner of BPY ("BPY General Partner"). The BPY General Partner is controlled by a board comprised of nine directors, which are also the directors of our Company. Brookfield Asset Management beneficially owns 6,751,047 shares of Class A Stock. None of BPY, BPY General Partner or any director of BPY General Partner beneficially owns shares of Class A Stock other than as set forth in the table above.

        Repurchase Program.    On August 28, 2018, the Board of Directors authorized the repurchase of up to the greater of (i) 5% of the shares of Class A Stock that are issued and outstanding or (ii) 10% of the Class A Stock public float over the 12 months ending August 2019 as market conditions and the Company's liquidity warrant. The Company has made no repurchases as of February 8, 2019 under the share repurchase program. Following the completion of this Offer, we may make additional purchases of shares of Class A Stock in the current fiscal year under the share repurchase program pursuant to open market purchases, privately negotiated transactions, structured or derivative transactions, including accelerated stock repurchase transactions, or other methods of acquiring shares and pursuant to Rule 10b5-1 of the Securities Act, from time to time as permitted by applicable securities laws and other legal requirements. When or to what extent we make additional purchases will depend upon, among other things, market conditions, our capital needs, our business and financial condition, and alternative investment opportunities available to us, and there is no assurance that we will conclude such purchases for any or all of the authorized amount. Any such purchases may be made at prices that are higher or lower than the Purchase Price in this Offer. No such additional purchases will be made by us pursuant to the share repurchase program or otherwise during the pendency of the Offer or for at least ten business days following the expiration or termination of the Offer.

        Recent Securities Transactions.    Based on our records and on information provided to us by our directors, the executive officers of the Service Providers, affiliates, subsidiaries, BPY, Brookfield Asset Management and BPY General Partner, none of our directors, the executive officers of the Service Providers, affiliates, subsidiaries, BPY, Brookfield Asset Management or BPY General Partner have effected any transactions involving shares of Class A Stock during the 60 days prior to February 11, 2019, other than the conversion of Class A Stock on a one-for-one basis, subject to adjustment, into BPY units pursuant to the Charter.

        Merger Agreement.    Pursuant to the Merger Agreement, BPY acquired all of the shares of GGP common stock, par value $0.01 per share ("GGP common stock"), that BPY and its affiliates did not already own through a series of transactions (collectively, the "Merger"). The Merger was consummated on August 28, 2018 with the Company continuing as the surviving entity.

        Among other things, the Merger Agreement provided for, subject to stockholder approval of the Merger, the exchange (the "Class B Exchange") of all shares of GGP common stock owned by certain affiliates of BPY and any subsidiary of GGP for shares of newly authorized Series B Preferred Stock and the payment of a special dividend payable to certain holders of record of GGP common stock (the "Pre-Closing Dividend"). GGP obtained the requisite stockholder approval for the Merger on July 26, 2018 and effected the Class B Exchange on July 27, 2018.

        On August 27, 2018, the Pre-Closing Dividend and consideration was paid to all holders of record of GGP common stock on July 27, 2018 following the Class B Exchange. The Pre-Closing Dividend and consideration provided for the distribution per share of GGP common stock of up to $23.50 in cash or a choice of either one BPY Unit or one share of Class A Stock, subject to proration in each case, based on an aggregate cash consideration amount of $9.25 billion.

        In connection with the Pre-Closing Dividend, the Merger Agreement also provided for (i) the amendment and restatement of the GGP certificate of incorporation (such amendment and restatement referred to herein as the Charter) to authorize the issuance of and provide the terms of the Class A Stock, Class B-1 Stock and Class C Stock and to provide the terms governing the Class B Stock;

(ii) the amendment and restatement of the GGP bylaws; and (iii) the amendment and restatement of the agreement of limited partnership of the Operating Partnership. The Charter superseded the certificate of designations authorizing the Series B Preferred Stock, such that the Series B Preferred Stock remains outstanding but is referred to following the filing of the Charter as Class B Stock, having the rights, powers, preferences and other terms given to Class B Stock in the Charter.

        Immediately following the Merger, BPY exchanged shares of Class A Stock distributed as the Pre-Closing Dividend held by any unaffiliated GGP common stockholders who had made an election to receive BPY Units for an equal number of BPY Units in the "BPY Unit Exchange". Each share of Class A Stock that BPY or its affiliate received pursuant to the BPY Unit Exchange automatically converted into Class B-1 Stock at a prescribed ratio. Each share of GGP common stock that was issued and outstanding immediately prior to the Merger (other than certain excluded shares) were cancelled and extinguished and automatically converted into the right to receive cash from BPY. Each share of common stock of the BPY subsidiary that was used to implement the Merger that was outstanding immediately prior to the Merger was converted into a certain number of shares of Class C Stock.

        Joint Governance Agreement.    BPR, BPY, BPY General Partner and BP US REIT LLC, a Delaware limited liability company (formerly known as Brookfield Properties, Inc., a Delaware corporation) ("BPUS"), entered into a joint governance agreement, dated August 28, 2018 (the "Joint Governance Agreement"), intended to facilitate the governance of BPR and BPY following the Merger.

        Pursuant to the Joint Governance Agreement, BPUS has the right to designate candidates to be nominated for election to each directorship subject to election at any meeting of BPR stockholders, and BPR will include such nominees in its proxy statements without BPUS having to comply with the generally applicable provisions of the amended bylaws regarding notice of stockholder nominations. The Joint Governance Agreement further provides that BPR and BPY General Partner will nominate an identical board of directors, except in limited circumstances. Each of BPY General Partner and BPR have the right to expand its respective board of directors to add additional non-overlapping independent members if it determines that the addition of non-overlapping board members is necessary to address or otherwise resolve a conflict of interest arising from its relationship with the other entity. In addition, BPUS has the option, in its sole discretion, to cause each of BPY General Partner and BPR to expand the size of their respective boards, and to nominate one or more additional independent directors to fill the directorship created by such expansion.

        The Joint Governance Agreement also requires that, to the extent practicable and as permitted by law, the Board of Directors will set the record date and payment date for dividends with respect to shares of Class A Stock on identical dates to the record date and payment date set by BPY General Partner for distributions with respect to BPY Units.

        Additionally, holders of Class A Stock will be allowed to attend meetings of both BPR stockholders and BPY unitholders, if any.

        Rights Agreement.    Brookfield Asset Management and Wilmington Trust, National Association ("Wilmington Trust") entered into a rights agreement, dated April 27, 2018 (the "Rights Agreement"), pursuant to which Wilmington Trust agreed to act as the rights agent for the holders, as a class and not individually, of the Class A Stock.

        Following the Merger, holders of Class A Stock have the right to exchange all or a portion of their Class A Stock (such shares, the "Subject Shares") for cash at a price equal to the value of an equivalent number of BPY Units, subject to adjustment in the event of certain dilutive or other capital events by BPY or BPR. BPUS has the option, but not the obligation, to elect to settle any exchange requests by exchanging each share of Class A Stock for one BPY Unit.

        Pursuant to the Rights Agreement, Brookfield Asset Management agreed that, in the event that, on the applicable specified exchange date with respect to any Subject Shares, (i) BPR has not satisfied its obligation under the Charter by delivering the cash amount and (ii) BPUS has not, upon its election in its sole and absolute discretion, acquired such Subject Shares from the holder thereof and delivered the specified amount of BPY Units, Brookfield Asset Management will satisfy, or cause to be satisfied, the obligations pursuant to the Charter to exchange such Subject Shares for the specified number of BPY Units or the cash amount.

        The Rights Agreement will terminate on the twentieth anniversary of the Merger, unless otherwise terminated pursuant to its terms. The term of the Rights Agreement may be extended with the mutual consent of Brookfield Asset Management and a majority of the independent members of the Board of Directors.

        Amended and Restated Brookfield Property REIT Inc. 2010 Equity Incentive Plan.    Prior to the Merger, GGP maintained the General Growth Properties, Inc. 2010 Equity Incentive Plan under which GGP granted equity awards, including awards of certain partnership interests in the Operating Partnership which could be redeemed for common stock and restricted stock of GGP. In connection with the Merger, the Board of Directors approved the adoption of the Amended and Restated Brookfield Property REIT Inc. 2010 Equity Incentive Plan (the "Plan"), which provided for, among other things, clarifying changes to reflect the Merger.

        The Company may grant equity awards under the Plan, including awards which can be redeemed for Class A Stock of the Company and shares of restricted Class A Stock of the Company. The Company registered 7,243,249 shares of Class A Stock that may be offered and sold under the Plan pursuant to a Registration Statement on Form S-8 filed with the SEC.

        Stock-Based Compensation Plans; Other Interests.    Except (1) as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Proxy Statement and (2) for the employment and incentive compensation arrangements described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 and our Current Report on Form 8-K filed with the SEC on August 28, 2018, all of which descriptions are incorporated herein by reference, neither we nor, to the best of our knowledge, any of our affiliates, directors or the executive officers of the Service Providers, is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person, relating, directly or indirectly, to the Offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

11.   Effects of the Offer on the Market for Shares of Class A Stock; Registration under the Exchange Act

        Our purchase of shares of Class A Stock pursuant to the Offer will reduce our "public float" (the number of shares of Class A Stock owned by non-affiliated stockholders and available for trading in the securities markets), and may reduce the number of our stockholders. As a result, trading of a relatively small volume of the shares of Class A Stock after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

        We believe that there will be a sufficient number of shares of Class A Stock outstanding and publicly traded following completion of the Offer to ensure a continued trading market for shares of Class A Stock. Based upon published guidelines of NASDAQ, we do not believe that our purchase of shares of Class A Stock pursuant to the Offer will cause the remaining outstanding shares of Class A

Stock to be delisted from NASDAQ. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of shares of Class A Stock pursuant to the Offer is not likely, in our reasonable judgment, to cause the shares of Class A Stock to be (1) held of record by less than 300 persons, (2) delisted from NASDAQ or (3) deregistered under the Exchange Act. See Section 6, "Conditions of the Offer".

        The shares of Class A Stock are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC's proxy rules in connection with meetings of our stockholders. We believe that our purchase of shares of Class A Stock pursuant to the Offer pursuant to the terms of the Offer will not result in the shares of Class A Stock being deregistered under the Exchange Act.

12.   Certain Legal Matters; Regulatory Approvals

        We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of shares of Class A Stock as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of shares of Class A Stock as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for shares of Class A Stock tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for shares of Class A Stock are subject to the satisfaction of certain conditions. See Section 6, "Conditions of the Offer".

13.   Material U.S. Federal Income Tax Considerations

        The following summary describes certain material U.S. federal income tax considerations relating to the Offer to stockholders whose shares of Class A Stock are validly tendered and accepted for payment pursuant to the Offer. For purposes of this section, stockholders refer to the beneficial owners of Class A Stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. We have not sought, and will not seek, any ruling from the IRS, or any other tax authority, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary addresses only shares of Class A Stock that are held as capital assets within the meaning of Section 1221 of the Code and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, certain financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of tax accounting, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, certain expatriates, "U.S. holders" (as defined below) whose functional currency is other than the U.S. dollar, persons subject to the alternative minimum tax, persons that hold shares of Class A Stock as a position in a "straddle" or as a part of a "conversion", "constructive sale" or integrated transaction for U.S. federal income tax purposes, persons that purchase or sell shares as part of a wash sale for U.S. federal income tax purposes, or persons treated as "qualified foreign pension funds" or "qualified shareholders" for U.S. federal income tax purposes. In addition, except as otherwise specifically noted, this discussion applies only to "U.S. holders". This summary also does not address the state, local or foreign tax consequences of participating in the Offer. This summary assumes that the Company is and will remain a REIT for U.S. federal income tax purposes for its taxable year which includes the exchange of shares of Class A Stock pursuant to the Offer. For purposes of this discussion, a "U.S. holder" means a beneficial owner of shares for U.S. federal income tax purposes that is:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        If a partnership holds shares of Class A Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding shares of Class A Stock should consult their tax advisors.

        Stockholders are urged to consult their tax advisor to determine the particular tax consequences to them of participating or not participating in the Offer in light of their particular circumstances.

        Characterization of the Purchase.    The purchase of shares of Class A Stock by the Company in the Offer will be a taxable transaction for U.S. federal income tax purposes. As a consequence of the purchase, a U.S. holder will, depending on the U.S. holder's particular circumstances and after taking into account any proration, be treated either as having sold the U.S. holder's shares of Class A Stock or as having received a distribution in respect of shares of Class A Stock from the Company.

        Under Section 302 of the Code, a U.S. holder whose shares of Class A Stock are purchased by the Company in the Offer will be treated as having sold its shares of Class A Stock if the purchase:

  •
  results in a "complete termination" of the U.S. holder's equity interest in the Company;

  •
  results in a "substantially disproportionate" redemption with respect to the U.S. holder; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder.

        Each of these tests, referred to as the "Section 302 tests", is explained in more detail below.

        If a U.S. holder satisfies any of the Section 302 tests explained below, the U.S. holder will be treated as if it sold its shares of Class A Stock to the Company and will recognize capital gain or loss equal to the difference between the amount of cash received in the Offer and the U.S. holder's adjusted tax basis in the shares of Class A Stock surrendered in exchange therefor. This gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the shares of Class A Stock that were sold exceeds one year as of the date of purchase by the Company in the Offer. Specified limitations may apply to the deductibility of capital losses by U.S. holders. In addition, any loss upon an exchange of shares of Class A Stock for cash in the Offer by a U.S. holder that has held such shares of Class A Stock for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received, or deemed to be received, from the Company that were required to be treated by the U.S. holder as long-term capital gain. Gain or loss must be determined separately for each block of shares of Class A Stock (generally, shares of Class A Stock acquired at the same cost in a single transaction) that is purchased by the Company from a U.S. holder in the Offer. A U.S. holder may be able to designate, generally through its broker, which blocks of shares of Class A Stock it wishes to tender in the Offer if fewer than all of its shares of Class A Stock are tendered in the Offer, and the order in which different blocks will be purchased by the Company in the event of proration in the Offer. U.S. holders should consult their tax advisors concerning the mechanics and desirability of that designation.

        If a U.S. holder does not satisfy any of the Section 302 tests explained below, the purchase of the U.S. holder's shares of Class A Stock by the Company in the Offer will not be treated as a sale or exchange. Instead, the purchase of the U.S. holder's shares of Class A Stock by the Company in the Offer will be treated as a distribution with respect to the U.S. holder's shares and thus treated as a dividend to the U.S. holder with respect to its shares of Class A Stock, to the extent of the U.S. holder's ratable share of our current and accumulated earnings and profits (within the meaning of the Code). Such a dividend would be includible in the U.S. holder's gross income without reduction for the tax basis of the shares of Class A Stock sold, and no loss would be recognized. Noncorporate U.S. holders would generally not be entitled to the preferential tax rate applicable to certain types of dividends (qualified dividend income) with respect to the portion of any distribution taxed as a dividend, except as described below with respect to dividends designated as capital gain dividends or qualified income. REIT dividends are not eligible for the dividends received deduction in the case of U.S. holders that are corporations. To the extent the amount received by a U.S. holder with respect to the purchase of its shares of Class A Stock by the Company in the Offer exceeded our current and accumulated earnings and profits, the excess first would be treated as a tax-free return of capital that would reduce the U.S. holder's adjusted tax basis (but not below zero) in its shares of Class A Stock and any remainder would be treated as capital gain from the sale of the shares of Class A Stock (which may be long-term capital gain as described above). To the extent that a purchase of a U.S. holder's shares of Class A Stock by the Company in the Offer is treated as the receipt by the U.S. holder of a dividend, the U.S. holder's adjusted tax basis (after reduction, if any, as described in the previous sentence) in the purchased shares will be added to any shares retained by the U.S. holder, subject to certain adjustments in the case of a corporate U.S. holder. If a U.S. holder owns no other shares of Class A Stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. To the extent that the purchase of a U.S. holder's shares of Class A Stock by the Company in the Offer is treated as a dividend and to the extent that we properly designated all or part of such dividend as qualified dividend income or as a capital gain dividend, such part of the dividend will be taxable to the U.S. holder as qualified dividend income or as gain from the sale of a capital asset held for more than one year, to the extent that it does not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held such shares. Thus, with certain limitations, certain dividends received by an individual U.S. holder may be eligible for preferential rates of taxation.

        Notwithstanding the foregoing, the IRS has proposed Treasury regulations that would require the basis reduction associated with a repurchase (such as pursuant to the Offer) that is treated as a distribution (rather than a sale or exchange) that is not a dividend to be applied on a "share-by-share" basis, which could result in taxable income with respect to some shares of Class A Stock sold by a U.S. holder pursuant to the Offer, even though the U.S. holder's aggregate basis for such shares would be sufficient to absorb the portion of the distribution that is not treated as being made out of our current and accumulated earnings and profits. In addition, these proposed Treasury regulations would not permit the transfer of basis in the shares of Class A Stock purchased by the Company in the Offer to be shifted to shares of another class of stock of the Company (other than Class A Stock) held (directly or indirectly) by the exchanging U.S. holder. Instead, the unrecovered basis in such shares of Class A Stock would, in the case where the U.S. holder's shares of Class A Stock were fully redeemed, be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized, and whether any such final regulations would apply to an exchange of shares pursuant to the Offer.

        Constructive Ownership of Shares of Class A Stock and Other Issues.    In applying each of the Section 302 tests explained below, U.S. holders must take into account not only shares of Class A Stock that they actually own but also shares of Class A Stock they are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a U.S. holder is treated as owning any shares of Class A Stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Class A Stock that the U.S. holder has the right to acquire by exercise of an option or by conversion or exchange of a security. Due to the factual nature of the Section 302 tests explained below, U.S. holders should consult their tax advisors to determine whether their sale of shares of Class A Stock in the Offer qualifies for sale or exchange treatment in their particular circumstances.

        U.S. holders should be aware that an acquisition or disposition of shares of Class A Stock (including by persons whose ownership of outstanding shares of Class A Stock is attributed to a U.S. holder pursuant to the constructive ownership rules described above) as part of a firm and fixed plan that includes the U.S. holder's tender of shares of Class A Stock pursuant to the Offer should be taken into account in determining whether any of the Section 302 tests are satisfied. For example, if a U.S. holder sells shares of Class A Stock (including sales by persons whose ownership of outstanding shares of Class A Stock is attributed to the U.S. holder pursuant to the constructive ownership rules described above) to persons other than the Company at or about the time the U.S. holder also sells shares of Class A Stock pursuant to the Offer, and the various sales effected by the U.S. holder are part of an overall firm and fixed plan to reduce or terminate the U.S. holder's proportionate interest in the Company, then the sales to persons other than the Company may, for U.S. federal income tax purposes, be integrated with the U.S. holder's sale of shares of Class A Stock pursuant to the Offer and, if integrated, should be taken into account in determining whether the U.S. holder satisfies any of the Section 302 tests with respect to shares of Class A Stock sold by the U.S. holder to the Company in the Offer.

        We cannot predict whether or the extent to which the Offer will be oversubscribed. If the Offer is oversubscribed, proration of tenders in the Offer will cause the Company to accept fewer shares of Class A Stock than are tendered. This in turn may affect the U.S. holder's U.S. federal income tax consequences. In particular, this could affect the U.S. holder's ability to satisfy one of the Section 302 tests described below. In any event, no assurance can be given that a U.S. holder will be able to determine in advance whether its disposition of shares of Class A Stock pursuant to the Offer will be treated as a sale or exchange or as a dividend distribution in respect of shares of Class A Stock from the Company.

        Section 302 Tests.    One of the following tests must be satisfied in order for the purchase of shares of Class A Stock by the Company in the Offer to be treated as a sale or exchange for U.S. federal income tax purposes:

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  Complete Termination Test.  The purchase of a U.S. holder's shares of Class A Stock by the Company in the Offer will result in a "complete termination" of the U.S. holder's equity interest in the Company if all of the shares of Class A Stock that are actually owned by the U.S. holder are sold in the Offer and all of the shares of Class A Stock that are constructively owned by the U.S. holder, if any, are sold in the Offer or, with respect to shares of Class A Stock owned by certain related individuals, the U.S. holder effectively waives, in accordance with Section 302(c) of the Code and the Treasury regulations promulgated thereunder, attribution of shares of Class A Stock that otherwise would be considered as constructively owned by the U.S. holder. U.S. holders wishing to satisfy the "complete termination" test through waiver of the constructive ownership rules should consult their tax advisors.

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  Substantially Disproportionate Test.  The purchase of a U.S. holder's shares of Class A Stock by the Company in the Offer will result in a "substantially disproportionate" redemption with respect to the U.S. holder if, among other things, the percentage of the then outstanding Class A Stock actually and constructively owned by the U.S. holder immediately after the purchase is less than 80% of the percentage of the Class A Stock actually and constructively owned by the U.S. holder immediately before the purchase (treating as outstanding all shares of Class A Stock purchased in the Offer) and immediately following the exchange the U.S. holder actually and constructively owns less than 50% of the total combined voting power of all classes of voting shares of the Company.

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  Not Essentially Equivalent to a Dividend Test.  The purchase of a U.S. holder's shares of Class A Stock by the Company in the Offer will be treated as "not essentially equivalent to a dividend" if the reduction in the U.S. holder's proportionate interest in the Company as a result of the purchase constitutes a "meaningful reduction" given the U.S. holder's particular circumstances. Whether the receipt of cash by a stockholder who sells shares of Class A Stock in the Offer will be "not essentially equivalent to a dividend" is independent of whether or not we have current or accumulated earnings and profits and will depend upon the stockholder's particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal (for example, an interest of less than 1%) and who exercises no control over corporate affairs should constitute a "meaningful reduction". U.S. holders should consult their tax advisors as to the application of this test in their particular circumstances. U.S. holders should note, however, that because other investors may exchange a greater percentage of their shares of Class A Stock pursuant to the Offer, the interest in the Company of a U.S. holder may increase immediately following the Offer even if that U.S. holder exchanges shares of Class A Stock for cash pursuant to the Offer and neither it nor any person whose ownership of shares of Class A Stock of the Company is attributed to such U.S. holder pursuant to the constructive ownership rules described above acquires any other shares of Class A Stock of the Company.

        The application of Section 302 of the Code is complex. U.S. holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

        Medicare Tax.    A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax (the "Medicare tax"), is subject to a 3.8% tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's adjusted (or modified adjusted) gross income for the taxable year over a certain threshold (which, at present, in the case of individuals is between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income generally includes its net gains or dividend income recognized upon a sale of shares of Class A Stock pursuant to the Offer, unless such net gains or dividend income are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its gains and income in respect of the shares of Class A Stock purchased in the Offer.

        Non-U.S. Stockholders.    The following general discussion applies to stockholders that are "non-U.S. holders". A "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is a beneficial owner of our shares that is:

  •
  non-resident alien individual; or

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  foreign corporation.

        The U.S. federal income tax treatment of our purchase of shares of Class A Stock from a non-U.S. holder pursuant to the Offer will depend on whether the non-U.S. holder is treated, based on the non-U.S. holder's particular circumstances, as having sold the tendered shares of Class A Stock or as having received a distribution in respect of the non-U.S. holder's shares of Class A Stock. The appropriate treatment of our purchase of shares of Class A Stock from a non-U.S. holder will be determined in the manner described above. See "—Section 302 Tests".

        If the purchase of shares of Class A Stock by the Company in the Offer is characterized as a sale or exchange (as opposed to a dividend) with respect to a non-U.S. holder, the non-U.S. holder generally will not be subject to U.S. federal income tax, including by way of withholding, on gain realized on the disposition of shares of Class A Stock in the Offer unless:

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  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise;

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  the non-U.S. holder is an individual that was present in the U.S. for 183 days or more during the taxable year of the disposition and certain other conditions exist; or

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  shares of the Class A Stock constitute a U.S. real property interest within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Shares of the Class A Stock sold by a non-U.S. holder would not be considered a U.S. real property interest if (1) the Class A Stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as NASDAQ or the New York Stock Exchange and (2) the selling non-U.S. holder owned, actually or constructively, 10% or less in value of the outstanding shares of the Class A Stock throughout the five-year period ending on the date of the sale or exchange. We expect that, as a result of our shares of Class A Stock being currently listed and traded on NASDAQ, upon completion of this Offer our shares of Class A Stock will be regularly traded on an established securities market in the United States, but no assurance can be given in this regard.

        An individual who is present in the United States for 183 days or more in the taxable year of disposition, and is not otherwise a resident of the United States for U.S. federal income tax purposes, should consult his or her own tax advisor regarding the U.S. federal income tax consequences of participating in the Offer, including whether such individual is treated as a resident.

        In addition, shares of the Class A Stock will not constitute a U.S. real property interest if we are a "domestically controlled qualified investment entity". We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. For these purposes, since December 18, 2015, for any class of our stock that is regularly traded on an established securities market in the United States, a person holding less than 5% of such regularly traded classes of stock for five (5) years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. We expect that upon completion of this Offer, we will not be a domestically controlled qualified investment entity.

        If the gain on exchange of the Class A Stock (or a distribution, as discussed below) were taxed under FIRPTA, a non-U.S. holder generally would be taxed on that gain in the same manner as a U.S. holder, subject to any applicable alternative minimum tax. The non-U.S. holder also generally would be required to file a U.S. federal income tax return.

        If a non-U.S. holder does not satisfy any of the Section 302 tests explained above, the full amount received by the non-U.S. holder with respect to our purchase of shares of Class A Stock in the Offer will be treated as a distribution to the non-U.S. holder with respect to the non-U.S. holder's shares of Class A Stock. The treatment, for U.S. federal income tax purposes, of such distribution as a dividend, a tax-free return of capital, or as capital gain from the sale of shares of Class A Stock will be determined in the manner described above. See "—Characterization of the Purchase".

        To the extent that amounts received by a non-U.S. holder with respect to our purchase of shares of Class A Stock in the Offer are treated as a dividend, they will be subject to U.S. federal income tax, and the applicable withholding agent will be required to withhold such U.S. federal income tax, at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty, provided the applicable withholding agent has received proper certification of the application of such income tax treaty).

        Notwithstanding the above, whether or not a non-U.S. holder satisfies one of the Section 302 tests, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests (as defined under the Code) generally will be subject to U.S. federal income tax and withholding at a rate of 21% (and possible additional 30% branch profits tax that may apply to a non-U.S. holder that is a foreign corporation), unless (i) our shares of Class A Stock are "regularly traded" on an established securities market located in the United States (as defined by applicable Treasury regulations), and (ii) the non-U.S. holder has owned (directly and constructively) not more than 10% of the Class A Stock at any time during the one-year period ending on the date of the distribution (in this case, the date of the exchange pursuant to the Offer), in which case the 30% withholding tax rate (or such lower rate as may be specified by an applicable income tax treaty, subject to proper certification) would apply if the distribution does not satisfy the Section 302 tests. Special rules apply if a non-U.S. holder's shares of Class A Stock are used, or held for use, by the non-U.S. holder in the conduct of a U.S. trade or business. Such a non-U.S. holder should consult his or her own tax advisor regarding the U.S. federal income tax consequences of participating in the Offer.

        Although the exchange of shares of Class A Stock for cash pursuant to the Offer by a non-U.S. holder may be eligible for sale and exchange treatment under Section 302 (see "—Characterization of the Purchase"), for withholding purposes, we will treat any such exchange as a distribution for U.S. federal income tax purposes that is made out of our current or accumulated earnings and profits and withhold tax at a 30% rate on payments to non-U.S. holders, or such lower rate as may be specified by an applicable income tax treaty (if we or the applicable withholding agent has received proper certification of the application of such income tax treaty). Other withholding agents may also do the same. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. A non-U.S. holder that is able to satisfy one of the Section 302 tests or is eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty or otherwise may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Backup withholding generally will not apply to amounts subject to the withholding described in this paragraph.

        Foreign Account Tax Compliance.    The Foreign Account Tax Compliance Act provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, which we refer to as FATCA, impose a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation may apply to the Offer subject to the Section 302 discussion above. FATCA withholding applies to amounts treated as dividends for U.S. federal income tax purposes. Such withholding may also apply to amounts treated as gross proceeds from the sale or other disposition of stock for U.S. federal income tax purposes, although under recently proposed Treasury regulations, no withholding would apply to such gross proceeds. The preamble to the proposed Treasury regulations specifies that taxpayers are permitted to rely on the proposed regulations pending finalization.

        Backup Withholding.    See Section 3, "Procedures for Tendering Shares of Class A Stock", with respect to the application of U.S. federal backup withholding.

        The preceding discussion is not tax advice. Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them of participating in the Offer, including the applicability and effect of state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

14.   Extension of the Offer; Termination; Amendment

        Subject to applicable law and any rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in Section 6, "Conditions of the Offer", shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any shares of Class A Stock by giving oral or written notice of such extension to the Depositary and Paying Agent and making a public announcement of such extension in accordance with Rule 14e-1(d) under the Exchange Act. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any shares of Class A Stock not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for shares of Class A Stock, if any of the conditions specified in Section 6, "Conditions of the Offer", are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the Depositary and Paying Agent and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for shares of Class A Stock that we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the shares of Class A Stock tendered promptly after termination or withdrawal of the Offer.

        Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of shares of Class A Stock being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled expiration date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

        If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

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  we increase or decrease the price to be paid for shares of Class A Stock; and

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  the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14, "Extension of the Offer; Termination; Amendment",

then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

        In accordance with the rules of the SEC, we may increase the number of shares of Class A Stock accepted for payment in the Offer by up to 2% of the outstanding shares of Class A Stock without amending or extending the Offer.

15.   Fees and Expenses

        We have retained American Stock Transfer and Trust Company, LLC to act as the Depositary and Paying Agent in connection with the Offer. In its role as Depositary, it will receive Letters of Transmittal, Notices of Guaranteed Delivery and notices of withdrawal. In its role as Paying Agent, it will be responsible for receiving tenders through DTC's ATOP system, determining the Purchase Price and proration factor, if any, and matching payment for all shares of Class A Stock purchased by the Company in the Offer. American Stock Transfer and Trust Company, LLC will receive reasonable and customary compensation for its services, will be reimbursed by the Company for reasonable and necessary out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        We have retained D.F. King & Co., Inc. to act as the Information Agent in connection with the Offer. In its role as Information Agent, D.F. King & Co., Inc. may contact stockholders by mail, telephone, facsimile, e-mail and personal interviews and may request brokers, dealers, commercial banks, trust companies or other nominee stockholders to forward materials relating to the Offer to beneficial owners. D.F. King & Co., Inc. may also provide information regarding the Offer to those persons, including retail stockholders, that contact it. D.F. King & Co., Inc. will receive reasonable and customary compensation for its services, will be reimbursed by the Company for reasonable documented expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

        We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Depositary and Paying Agent and the Information Agent as described above) for soliciting tenders of shares of Class A Stock pursuant to the Offer. Stockholders holding shares of Class A Stock through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult such entities to determine whether transaction costs may apply if stockholders tender shares of Class A Stock through them and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of shares of Class A Stock held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as our agent, or the agent of the Paying Agent, the Depositary or the Information Agent for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of shares of Class A Stock, except as otherwise provided in Section 5 hereof. See Section 5, "Purchase of Shares of Class A Stock and Payment of Purchase Price".

16.   Miscellaneous

        We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of shares of Class A Stock pursuant to the Offer is not in compliance with applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

        Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9, "Certain Information Concerning the Company", with respect to information concerning the Company.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your shares of Class A Stock in the Offer or as to the price or prices at which you may choose to tender your shares of Class A Stock in the Offer. You should rely only on the information in or incorporated by reference into this Offer to Purchase and the related Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of the Company or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the related Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by the Company, the Depositary or the Information Agent.

Brookfield Property REIT Inc.

February 11, 2019

        The Letter of Transmittal and any other required documents should be sent or delivered by each stockholder of the Company or such stockholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary and Paying Agent for the Offer is:

If delivering by hand, express mail, courier or other expedited service:	By mail:
American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

        Delivery of the Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

        Questions and requests for assistance should be directed to the Information Agent for this Offer at its address and telephone number set forth on this page. Requests for additional copies of this Offer to Purchase, the related Letter of Transmittal or the Notice of Guaranteed Delivery should be directed to the Information Agent.

The Information Agent for the Offer is:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers, Call Collect: (212) 269-5550
All Others Call Toll Free: (888) 541-9895
Email: BPR@dfking.com

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IMPORTANT
Table of Contents
SUMMARY TERM SHEET
FORWARD-LOOKING STATEMENTS
INTRODUCTION
THE OFFER